SCHEDULE 14A INFORMATION

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The Valspar Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 19, 2014

The annual meeting of stockholders of The Valspar Corporation will be held at the Corporation’s headquarters, 901 – 3rd Avenue South, Minneapolis, Minnesota 55402 on Wednesday, February 19, 2014 at 11:00 A.M., for the following purposes:

Proposal 1	To elect as directors (Class I) the three individuals nominated by the Board of Directors for a term of three years;
Proposal 2	To cast an advisory vote to approve the Corporation’s executive compensation (“Say-on-Pay” vote);
Proposal 3	To re-approve performance measures under the Corporation’s 2009 Omnibus Equity Plan; and
Proposal 4	To ratify the appointment of the independent registered public accounting firm to examine the Corporation’s accounts for the fiscal year ending October 31, 2014.

To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on December 26, 2013 are entitled to notice of and to vote at the meeting.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report for the year ended October 25, 2013 also accompanies this Notice.

By Order of the Board of Directors,

ROLF ENGH,
Secretary

Approximate Date of Mailing of Proxy Materials:
January 17, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held February 19, 2014

The following materials, also included with this Notice, are available for view on the Internet:

•  Proxy Statement for the Annual Meeting of Stockholders
•  Annual Report to Stockholders, including Form 10-K, for the year ended October 25, 2013

To view the Proxy Statement or Annual Report to Stockholders, visit: www.edocumentview.com/VAL

IMPORTANT NOTICE TO STREET NAME HOLDERS	IN CONNECTION WITH APPLICABLE RULES, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED AS FOLLOWS: IF YOU DO NOT TIMELY PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER, YOUR SHARES WILL NOT BE VOTED IN CONNECTION WITH PROPOSALS 1, 2 AND 3.

Please refer to the enclosed proxy card and the attached proxy statement for information on voting options: Internet – Telephone – Mail

The Valspar Corporation

901 – 3rd Avenue South
P.O. Box 1461
Minneapolis, Minnesota 55440

PROXY STATEMENT
Annual Meeting of Stockholders
February 19, 2014

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form. Shares will be voted in the manner directed by the stockholders; provided, however, that if a stockholder delivers a proxy without giving any direction, the shares will be voted as recommended by the Corporation’s Board of Directors. A stockholder delivering a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Office of the Secretary of the Corporation, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting.

Registered stockholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone, as permitted by Delaware law. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Proxies are being solicited by mail. In addition, directors, officers and employees of the Corporation may solicit proxies personally, by telephone or letter at no additional compensation to them. The Corporation will pay the expense of soliciting proxies and will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of our common stock.

If a stockholder delivers a proxy and abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business as well as shares entitled to vote on that matter. Under Section 216 of the General Corporation Law and our Bylaws, an action of the stockholders, including the election of directors, generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Accordingly, an abstention on any matter will have the same effect as a vote against that matter.

A “street name” holder is the beneficial owner of shares held in a stock brokerage account or by a bank, trust or other nominee. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If the broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

Under applicable New York Stock Exchange Rules relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to the election of directors and executive compensation matters without instructions from the beneficial owner. However, brokers are permitted to vote shares held in brokerage accounts with respect to the approval of the independent registered public accounting firm, even if they do not receive instructions from the beneficial owner. Therefore, street name holders of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with Proposals 1, 2 and 3.

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PROPOSAL 1

Election of Directors

In accordance with the Corporation’s By-Laws, we may have up to twelve directors, divided into three classes. Each class consists of four seats, with each director serving a term of three years. There are currently ten directors serving on the Board of Directors. The terms of Class I directors will expire at the Annual Meeting.

The Board of Directors has nominated John M. Ballbach, Ian R. Friendly and Janel S. Haugarth for re-election as Class I directors. Shane D. Fleming, a Class II director, was appointed to the Board of Directors on April 24, 2013. Unless otherwise directed by the stockholders, it is intended that shares represented by proxy will be voted in favor of the election of the three nominees listed in Class I below, to hold office until the annual meeting in 2017 and until their successors are elected and qualify. If any of the nominees is unable or unwilling to stand for election, it is intended that shares represented by proxy will be voted for a substitute nominee recommended by the Board of Directors, unless the stockholder otherwise directs. The Board is not aware that any of the nominees is unable or unwilling to stand for election.

Names, Principal Occupations for the Past Five Years and Selected
Other Information Concerning Nominees and Directors

CLASS I Nominees for Term Expiring in 2017
John M. Ballbach Director since October 2012 Age — 53	Former Chairman, President and Chief Executive Officer, VWR International, LLC

Mr. Ballbach served as Chairman of VWR International, LLC, a leading global laboratory supply and distribution company, from 2007 to 2012 and was President and Chief Executive Officer from 2005 to 2012. Mr. Ballbach is also a director of The Timken Company.

Mr. Ballbach brings to the Board extensive business and industry experience as the former Chairman, President and Chief Executive Officer of VWR International, LLC. He is a former corporate officer of Valspar, having served as President and Chief Operating Officer from 2002 to 2004 and in various senior management positions from 2000. Mr. Ballbach’s global perspective, particularly in finance and strategy, together with his background in the Corporation’s business, allow him to contribute to the Corporation’s further expansion into high growth markets. Mr. Ballbach’s background and experience make him well qualified to serve as a director of the Corporation.

Ian R. Friendly Director since 2009 Age — 53	Executive Vice President; Chief Operating Officer, U.S. Retail, General Mills, Inc.

Mr. Friendly has held his present positions as Executive Vice President and Chief Operating Officer, U.S. Retail, General Mills, Inc., since June 2006. Prior to 2006, Mr. Friendly served as Chief Executive Officer, Cereal Partners Worldwide, a joint venture between General Mills and Nestle, from June 2004 to May 2006.

Mr. Friendly brings to the Board valuable retail and operating experience with a well-known branded consumer products company. Mr. Friendly’s qualifications to serve as a director include his extensive experience in building brands, launching new products and marketing, all of which are especially relevant to the Corporation’s Consumer product line. Mr. Friendly also offers a global business perspective to the Board, based on his experience with Cereal Partners Worldwide, a joint venture between General Mills and Nestle.

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Janel S. Haugarth Director since 2007 Age — 58	Executive Vice President; President, Independent Business and Supply Chain Services, SUPERVALU INC.

Ms. Haugarth has held her present positions as Executive Vice President; President, Independent Business and Supply Chain Services, SUPERVALU INC., which operates retail food stores and provides food distribution and other supply chain services, since February 2013. Prior to February 2013, Ms. Haugarth served as Executive Vice President; President, Independent Business and Business Optimization, from October 2012 to February 2013; as Executive Vice President, Business Optimization and Process Improvement from August through October 2012; and as Executive Vice President, Merchandising and Logistics, from January 2011 to August 2012. Prior to 2011, Ms. Haugarth served as Executive Vice President; President and Chief Operating Officer, Supply Chain Services since 2006.

Ms. Haugarth brings extensive retail, distribution and supply chain experience to the Board. Ms. Haugarth’s prior responsibilities as the Executive Vice President, Merchandising and Logistics for SUPERVALU INC. are particularly relevant to the Corporation and the Board, given the importance of purchasing and supply chain functions to the Corporation’s operations. Ms. Haugarth’s background and experience make her well qualified to serve as a director of the Corporation.

CLASS II Directors Continuing in Office Until 2015
Jack J. Allen Director since 2011 Age — 56	Executive Vice President and Chief Operating Officer, Navistar, Inc.

Mr. Allen has held his present positions as Executive Vice President and Chief Operating Officer, of Navistar, Inc., since April 2013. Navistar, Inc. is the largest and core business group of Navistar International Corporation, a global manufacturer and supplier of commercial and military trucks, buses, diesel engines, chassis, service parts for trucks and trailers and a provider of financing for products sold by Navistar and its dealers. Prior to April 2013, Mr. Allen served as President, North American Truck and Parts Group from July 2012 to April 2013; President, North American Truck Group from November 2008 to July 2012; and President, Engine Group from February 2004 to November 2008.

Mr. Allen brings to the Board extensive manufacturing and sales experience with branded industrial products. Mr. Allen’s current and past responsibilities have included acquisitions and global expansion, both of which are key elements of the Corporation’s strategy. Mr. Allen’s background and experience make him well qualified to serve as a director of the Corporation.

John S. Bode Director since 2005 Age — 65	Retired Partner, KPMG LLP

Mr. Bode retired as Partner from KPMG LLP in January 2005. Mr. Bode was elected to the partnership in 1981. Prior to his retirement, Mr. Bode served as a Global Lead Partner. Mr. Bode currently provides various consulting services to certain companies and organizations. Mr. Bode is also a director of Titan Machinery Inc.

Mr. Bode brings to the Board many years of experience as the lead audit partner for clients in the consumer products, manufacturing and other industries. Mr. Bode is well qualified to serve as a director based on his experience with accounting principles, financial controls and evaluating financial statements of public companies, particularly from an auditor’s perspective. Mr. Bode also serves as an independent director and Audit Committee Chair for another public company, Titan Machinery Inc., which owns and operates a network of full service agricultural and construction equipment stores in the United States and Europe.

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Jeffrey H. Curler Director since 1997 Age — 63	Retired Executive Chairman, Bemis Company, Inc.

Mr. Curler retired as Chairman Emeritus and a director from Bemis Company, Inc. in December 2011. Mr. Curler served as Executive Chairman of Bemis Company, Inc., a manufacturer of flexible packaging products and pressure sensitive materials, from May 2005 through August 2011 and was Chief Executive Officer from May 2000 through January 2008. Mr. Curler previously served as President from May 1996 through July 2007.

Mr. Curler brings to the Board many years of experience as the former Chairman, and previously the Chief Executive Officer, of Bemis Company, Inc. He also has significant expertise in chemical engineering and the packaging industry, both of which are highly relevant to the Corporation’s business. Mr. Curler’s leadership skills, industry background and experience make him well qualified to serve as the Corporation’s Lead Director.

Shane D. Fleming Director since April 2013 Age — 55	Chairman, President and Chief Executive Officer, Cytec Industries Inc.

Mr. Fleming has held his present positions as Chairman, President and Chief Executive Officer of Cytec Industries Inc., a global specialty material and chemical technologies company, since January 2009. Prior to 2009, Mr. Fleming served as President and Chief Operating Officer from June to December 2008 and as President, Cytec Specialty Chemicals, from October 2005 to June 2008.

Mr. Fleming brings to the Board a deep understanding of the resin, polymer and specialty chemicals industries and many of the markets we serve, along with extensive international business experience. Mr. Fleming’s background and experience make him well qualified to serve as a director of the Corporation.

CLASS III Directors Continuing in Office Until 2016
William M. Cook Director since 2010 Age — 60	Chairman, Chief Executive Officer and President, Donaldson Company, Inc.

Mr. Cook has held his position as Chairman of Donaldson Company, Inc., a global provider of air and liquid filtration systems, since August 2005, and his positions as Chief Executive Officer and President since August 2004. Prior to 2004, Mr. Cook served as Senior Vice President and Chief Financial Officer since 2001. Mr. Cook is also a director of Donaldson Company, Inc. and IDEX Corporation.

Mr. Cook brings to the Board many years of experience as the Chairman, President and Chief Executive Officer of Donaldson Company, Inc. Donaldson operates globally and has a particular focus on research and development, giving Mr. Cook an understanding of the dynamics and challenges of developing new products and technologies for global markets. Mr. Cook’s leadership, background and experience qualify him to serve as a director of the Corporation. Mr. Cook also serves as a director of another public company, IDEX Corporation, an applied solutions company specializing in fluid and metering technologies, health and science technologies, dispensing equipment and fire, safety and other products.

Gary E. Hendrickson Director since 2009 Age — 57	Chairman, President and Chief Executive Officer, The Valspar Corporation

Mr. Hendrickson has held his present positions as Chairman since June 2012, Chief Executive Officer since June 2011 and President since February 2008. Mr. Hendrickson served as Chief Operating Officer from February 2008 to June 2011. Mr. Hendrickson is also a director of Polaris Industries Inc.

As the Chairman, Chief Executive Officer and President and the former Chief Operating Officer of the Corporation, Mr. Hendrickson has served the Corporation for many years in roles of increasing responsibility. He spent six years abroad as a regional executive in Asia Pacific, a strategic and fast-growing region. His familiarity with all aspects of the business and its operations, both in the U.S. and internationally, and experience with key customers and acquisitions qualify him to serve as a director. Mr. Hendrickson also serves as a director of another public company, Polaris Industries Inc., a global manufacturer and seller of off-road vehicles, including all-terrain vehicles and snowmobiles.

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Mae C. Jemison, M.D. Director since 2002 Age — 57	President, The Jemison Group, Inc.

Dr. Jemison has been President of The Jemison Group, Inc. since 1993. The Jemison Group is a technology consulting company that applies and integrates science and advanced technology considering the worldwide social and technological circumstances of the users. Dr. Jemison is leading 100 Year Starship, a new initiative started by DARPA, to make human space travel to another star possible within the next 100 years. She was President and founder of BioSentient Corporation, a medical devices company specializing in ambulatory physiologic monitoring, from 2000 to 2012. Dr. Jemison founded and directs The Earth We Share, an international science camp for students ages 12-16 worldwide. She was a Professor Environmental Studies at Dartmouth College from 1996 to 2002. From 1987 to 1993, she was an astronaut with the National Aeronautics and Space Administration (NASA) and was a member of the Space Shuttle Endeavour Flight in September 1992. Dr. Jemison is also a director of Scholastic, Inc., a publishing company, and Kimberly-Clark Corporation and a member of the Institute of Medicine of the National Academy of Sciences.

Dr. Jemison brings a strong science and technology background to the Board, including product innovation and strategy experience. She also has substantial board and committee experience as an independent director of other publicly held companies, including Scholastic, Inc. and Kimberly-Clark Corporation. Her educational and professional achievements and numerous public and private advisory and leadership roles offer broad experience and a unique viewpoint for the Board of Directors and qualify her to serve as a director of the Corporation.

CORPORATE GOVERNANCE

General

We are committed to good corporate governance practices. These practices provide a framework in which our Board of Directors and management can pursue the strategic objectives of Valspar and ensure the long-term success of the Corporation for the benefit of our stockholders.

The cornerstone of our corporate governance practices is an independent and qualified Board of Directors. All standing Board committees are composed entirely of independent directors. Each of the Nominating and Governance, Audit and Compensation Committees operate under a charter in order to focus the work of the committee and to ensure that the Board of Directors as a whole is addressing key functions. Each committee reviews its charter on an annual basis.

Structure of Board

In accordance with our By-Laws, the Corporation may have up to twelve directors, divided into three classes of four directors each. There are currently ten directors serving on the Board of Directors. Each director serves a term of three years under our staggered board structure. The directors believe that the staggered structure of the Board facilitates long-term strategic planning and succession, allowing directors to oversee risks and opportunities for the long-term success of the Corporation and for the benefit of our stockholders.

Board Standards and Objectives

The Board of Directors carefully evaluates each incoming director candidate based on selection criteria and overall priorities for Board composition that are re-examined periodically by the Nominating and Governance Committee with input from the rest of the directors. As our directors’ commitments or responsibilities change, the Board re-evaluates their situations to ensure they can continue to serve in the best interests of the Corporation and its stockholders. We also require high standards of ethics from our directors and management as described in our Code of Ethics and Business Conduct. In carrying out their duties and responsibilities, directors are guided by the following performance objectives, which are stated in the Corporation’s Principles of Corporate Governance:

•	Follow the Corporation’s Code of Ethics and Business Conduct
•	Represent the interests of stockholders and other stakeholders
•	Demonstrate good knowledge of the Corporation and its business and exercise good judgment in representing the interests of stockholders and other stakeholders
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•	Participate in Board processes and activities in a meaningful way
•	Communicate openly and freely with other Board members and management
•	Provide expertise based on the director’s relevant experience
•	Provide vision and leadership for the Corporation
•	Maintain a good reputation and standing in the business and professional communities in which the director operates

Public Availability of Governance Documents and Public Reports

Our Principles of Corporate Governance, and the charters of the Nominating and Governance, Audit and Compensation Committees are available on the “Investors – Corporate Governance” section of the Corporation’s website at www.valsparglobal.com.

The Corporation’s Code of Ethics and Business Conduct is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com. Our Code of Ethics and Business Conduct applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and to our directors. If our Board of Directors grants any waivers of or amendments to, the Code of Ethics and Business Conduct to any of our directors or executive officers, we will disclose the matter through our website.

The Corporation’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments thereto, are available on the “Investors – Financial Information” section of the Corporation’s website at www.valsparglobal.com the same day the reports are filed with the Securities and Exchange Commission (“SEC”).

Director Independence

The Board believes that a majority of its members, and all members of each standing committee, other than the Executive Committee (which has a limited scope and functions), should be independent, non-employee directors. The Board has established standards consistent with the current listing standards of the New York Stock Exchange for determining director independence.

The Board annually reviews all relationships that directors have with the Corporation to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Corporation, are not an affiliated person of the Corporation or its subsidiaries and are independent within the meaning of applicable laws, regulations and the NYSE listing requirements. The independent members of the Board meet regularly without any members of management present. In accordance with our Principles of Corporate Governance, Mr. Curler, as Governance Chair and Lead Director, presides at executive sessions. Only independent directors serve on our Audit, Compensation and Nominating and Governance Committees.

The Board has determined that all members of the Board are “independent” under applicable NYSE listing standards, except for Mr. Hendrickson, our CEO. The members of the Board deemed independent are Jack J. Allen, John M. Ballbach, John S. Bode, William M. Cook, Jeffrey H. Curler, Shane D. Fleming, Ian R. Friendly, Janel S. Haugarth and Mae C. Jemison.

Mr. Fleming is the Chairman, President and Chief Executive Officer of Cytec Industries Inc. Mr. Cook is the Chairman, Chief Executive Officer and President of Donaldson Company, Inc. Mr. Allen is the Executive Vice President and Chief Operating Officer of Navistar, Inc. Each of these companies supplies certain products to, or purchases certain products from, the Corporation. See “Certain Relationships and Related Transactions” below. The Corporation’s purchases from Cytec Industries Inc. were below the disclosure threshold for related transactions. The Board considered these relationships and transactions in determining that Messrs. Fleming, Cook and Allen are each independent.

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Certain Relationships and Related Transactions

The Board has adopted a written Related Person Transaction Policy. This policy is intended to supplement, and not to replace or supersede, the provisions of any other corporate policy, including but not limited to the Corporation’s Principles of Corporate Governance and Code of Ethics and Business Conduct. The Related Person Transaction Policy is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com, as Exhibit 11 to the Principles of Corporate Governance. The Audit Committee is responsible for reviewing and approving all related person transactions and has also adopted standing pre-approvals for certain categories of transactions with related persons:

•	Certain transactions with other companies. Any transaction with another company in which a related person’s only relationship is as an employee, director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $500,000 or 1% of that company’s or the Corporation’s total annual revenues.
•	Transactions where all stockholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of the Corporation’s common stock, and all holders of the Corporation’s common stock received the same benefit on a pro rata basis (e.g. dividends).
•	Transactions not exceeding $100,000. Any transaction in the ordinary course of business in which the aggregate amount involved will not exceed $100,000, when aggregated with all similar transactions.

William M. Cook, a member of the Board of Directors of the Corporation, is Chairman, Chief Executive Officer and President of Donaldson Company, Inc. (“Donaldson”). In fiscal 2013, Donaldson sold products to the Corporation with an aggregate purchase price of approximately $476,000.

Jack J. Allen, a member of the Board of Directors of the Corporation, is Executive Vice President and Chief Operating Officer of Navistar, Inc. (“Navistar”). In fiscal 2013, Navistar purchased products from the Corporation with an aggregate purchase price of approximately $366,000.

Director Nomination Process

The Corporation’s Board of Directors has adopted a formal process by which individuals are reviewed for possible nomination to the Corporation’s Board of Directors. Under this process, the Governance Committee will consider nominees for Board membership submitted by stockholders. Any stockholder recommendation should be submitted in writing to the Corporation in care of the Corporate Secretary at P.O. Box 1461, Minneapolis, Minnesota 55440, along with the written consent of such nominee to serve as a director if so elected. Any such recommendation by a stockholder shall be referred to the Governance Committee, and the Governance Committee, in consultation with the Corporation’s General Counsel, will review the nomination in accordance with the Corporation’s Board Candidate Review and Nomination Process, certificate of incorporation, by-laws and applicable laws and regulations. The Governance Committee considers general business experience, industry experience, track record as a director of other companies, probable tenure if elected and other factors as relevant in evaluating Board nominees. The Governance Committee (or a subcommittee designated by the Governance Committee) will normally consider all of the following: (a) the candidate’s skills, experience and other relevant biographical information, (b) the candidate’s general interest in serving a public corporation, (c) the candidate’s ability to attend Board and committee meetings, and (d) any potential concerns regarding independence or conflicts of interest.

Following the initial screening, if the Governance Committee approves a candidate for further review, the Governance Committee will establish an interview process for the candidate. It is expected that at least a majority of the members of the Governance Committee, along with the Corporation’s Chief Executive Officer, would interview each candidate. At the same time, the Governance Committee, assisted by the Corporation’s General Counsel, will conduct a comprehensive conflict-of-interest assessment for the candidate. The Governance Committee will then consider reports of the interviews and the conflicts-of-interest assessment and determine whether to recommend the candidate to the full Board of Directors. A subcommittee of the Governance Committee, management representatives designated by the Governance Committee and a search firm selected by the Governance Committee may assist with the process. Any nominee recommended by a stockholder would be subject to the same process.

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When the full Board considers an individual for possible nomination to the Board, the Governance Committee, in consultation with the Corporation’s Chief Executive Officer, will prepare a profile of a candidate expected to provide the most meaningful contribution to the Board as a whole. The Board of Directors has not adopted a specific policy with regard to diversity, but the Board views and seeks diversity in its broadest sense, which includes independence, integrity, judgment, experience, financial acumen, education, gender, ethnicity and leadership qualities.

Upon recommendation to the full Board by the Governance Committee, Mr. Ballbach was elected in October 2012 after following the process described above. Mr. Ballbach was originally identified by management of the Corporation.

Board Leadership

The Chairman of the Board leads the Board and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making. The Chairman also serves as the principal liaison between the Board and our management.

The Board does not have a policy as to whether the Chairman should be an independent director or a member of management. Instead, the Board selects the Corporation’s Chairman based on what it determines to be in the best interests of the Corporation’s stockholders. At this time, Gary E. Hendrickson serves as Chairman of the Corporation and as President and Chief Executive Officer. The Board believes that Mr. Hendrickson’s long service, experience and background serve the best interests of the Corporation and its stockholders and that he is well qualified to lead the Corporation and its Board of Directors. When the Chairman is not independent, the Chair of the Governance Committee, an independent director, also serves as Lead Director. Jeffrey H. Curler currently serves as Lead Director. As the Chair of the Governance Committee, he is responsible for performing the duties specified in the Corporation’s Principles of Corporate Governance, including facilitating communications between the Board and the Chief Executive Officer, and such other duties as are determined by the independent directors.

Board Role in Risk Management

The Board believes that effective enterprise risk management must be an integral part of Board and committee deliberations and activities throughout the year.

•	The Audit Committee reviews annually the Corporation’s enterprise risk management process and conducts a comprehensive assessment of key financial, operational and strategy risks identified by management, as well as mitigating practices. The Audit Committee reports on this process and its conclusions to the full Board of Directors.
•	The full Board of Directors discusses risks related to the Corporation’s annual financial plan and budget each fiscal year and risks related to the Corporation’s strategy at meetings where the strategy is presented and reviewed.
•	The Board of Directors also encourages management to promote a corporate culture that integrates risk management into the Corporation’s strategy and day-to-day business operations in a way that is consistent with the Corporation’s targeted risk profile.
•	Through these processes, the Board oversees a system to identify, assess and address material risks to the Corporation on a timely basis.
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Board Committees and Functions

The standing committees of the Board of Directors for fiscal 2013 were as follows:

Name of Committee	Membership

Executive Committee	William M. Cook, Jeffrey H. Curler and Gary E. Hendrickson – Chair

Audit Committee	Jack J. Allen, John M. Ballbach, John S. Bode – Chair and William M. Cook

Compensation Committee	Jeffrey H. Curler, Shane D. Fleming, Ian R. Friendly – Chair, Janel S. Haugarth and Mae C. Jemison

Nominating and Governance Committee	John M. Ballbach, John S. Bode, Jeffrey H. Curler – Chair and Ian R. Friendly

The Board of Directors met four times during fiscal 2013.

The Executive Committee, in accordance with the Principles of Corporate Governance, generally meets or acts only in emergencies or when requested by the full Board. The Executive Committee did not meet or act during the fiscal year.

The Audit Committee held four meetings during the fiscal year. The Audit Committee Chair also held four meetings with management and the Independent Auditors prior to quarterly earnings releases. The duties and activities of the Audit Committee are described in the Audit Committee Report on page 40. All members of the Audit Committee are “independent” under the applicable listing standards of the New York Stock Exchange (“NYSE”) and the requirements for audit committee independence under Rule 10A-3 under the Securities Exchange Act of 1934. The Board has determined that each Audit Committee member is financially literate and has determined that at least one member of the Audit Committee, John S. Bode, is an “audit committee financial expert” who is independent of management as defined in Item 401(h)(2) of Regulation S-K.

The Compensation Committee held four meetings and one conference call during the fiscal year. The Compensation Committee Chair also met with management prior to each meeting. The Compensation Committee is responsible for all matters relating to compensation of senior management and directors and for adoption and administration of employee compensation and benefit plans. All members of the Compensation Committee are independent under the applicable listing standards of the NYSE. During the year, the Compensation Committee reviewed and approved the compensation plans, arrangements and equity awards for officers, employees and directors.

The Compensation Committee may not delegate its responsibility of overseeing executive officer and director compensation, but may, and has, delegated to management certain administrative aspects of the Corporation’s compensation plans which do not involve setting compensation levels for executive officers and directors. Additional information on the role of management and compensation consultants in our compensation process is contained in the Compensation Discussion and Analysis beginning on page 10.

During fiscal 2013, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its advisor on executive and director compensation matters.

The Nominating and Governance Committee held four meetings during the fiscal year at which it conducted Chief Executive Officer performance evaluations, reviewed succession plans, considered nominations for Board membership and considered other matters related to corporate governance. All members of the Nominating and Governance Committee are independent under the applicable listing standards of the NYSE.

During fiscal 2013, each director attended 75% or more of the meetings of the Board and of the committees on which the director served, with the exception of Mr. Fleming, who attended 2 of 5 such meetings. The Corporation was aware, prior to Mr. Fleming’s election as a Valspar director, that he would be unable to attend certain meetings during fiscal 2013 due to prior commitments.

Communications with Certain Directors

The Chair of the Nominating and Governance Committee, currently Mr. Curler, presides at regularly scheduled executive sessions of the independent directors. Stockholders and other interested parties wishing to contact the presiding director or the non-management directors as a group may do so by writing to the Chair of the Nominating and Governance Committee in care of the Corporate Secretary at the Corporation’s headquarters address.

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Compensation Risk Analysis

The design of our compensation policies and practices, including those applicable to our executive officers, does not encourage taking unnecessary or excessive risks that could harm the Corporation’s long-term value. Features of our compensation policies and practices that help to mitigate unnecessary and excessive risk taking, include, among other things:

•	A balanced mix of short-term and long-term performance awards and cash and equity awards;
•	Long-term incentives consisting of stock options, restricted stock units and performance-based restricted stock awards which utilize a balanced mix of performance measures;
•	Ranges of performance that ultimately determine incentive compensation payouts, rather than a single performance target providing an “all or nothing” basis for incentive compensation;
•	Caps on our executive incentive compensation programs that limit payments;
•	Incentive compensation payouts for the officers of the Corporation are subject to Compensation Committee approval;
•	Guidelines specifying stock ownership levels for officers; and
•	Prohibition on hedging Corporation stock and prior approval required for limited pledging of Corporation stock.

In addition, Meridian periodically benchmarks our executive compensation program and award opportunities against those of peer group companies. After reviewing Meridian’s benchmark analysis, the Compensation Committee concluded that our compensation program and award opportunities, and our historical payouts, have been and remain competitive, but not excessive, and are in line with companies of similar size and industry.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the following Compensation Discussion and Analysis section with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2013 and this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE CORPORATION’S BOARD OF DIRECTORS
Jeffrey H. Curler Shane D. Fleming Ian R. Friendly – Chair	Janel S. Haugarth Mae C. Jemison

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary of Fiscal 2013 Financial Performance and Compensation Actions

Valspar reported fiscal 2013 net sales of $4.1 billion, a 2.1% increase over fiscal 2012. We also achieved adjusted net income of $320.4 million, a 3.4% increase over fiscal 2012. The adjusted net income results exclude $31.2 million in after-tax restructuring and acquisition-related charges in 2013 and $17.4 million of after-tax restructuring charges in 2012. Fiscal year 2013 sales growth was primarily due to new business across all significant product lines and regions and our Ace paints and Inver Group acquisitions, partially offset by declines in our general industrial product line and weakness in our Australia and China paints businesses.

Over our last five fiscal years, Valspar has delivered total shareholder return of 280.2%, or 30.7% on an annualized basis. Over the same period, the S&P 500 increased 102.9%, or 15.2% on an annualized basis. The Corporation generated $399 million of operating cash flow in fiscal 2013, compared to $349 million in fiscal year 2012, and we increased our dividend for the 35th straight year, to $0.92 per share.

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We reported net income of $289.3 million for fiscal 2013, which included after-tax restructuring charges of $29.1 million and acquisition–related charges of $2.1 million. We exclude these items from the performance goals so as not to penalize employees for taking actions in the long-term best interests of the Corporation and its stockholders. Additionally, we excluded certain acquisition results because they were not contemplated when establishing the bonus targets. Excluding these items: net income was 3.1% higher than the entry point for fiscal 2013 performance goals; 2013 pre-tax return on capital was 22.4% which was 20 basis points higher than the entry point for fiscal 2013 performance goals; and our adjusted net sales were $4.07 billion, 1.3% higher than the previous year’s level, which was the entry point for fiscal 2013 performance goals. Our productivity savings through Lean Six Sigma (LSS) methodologies were $64.3 million in 2013, which exceeded the $60 million goal by 7.2%.

The base salaries of the named executives were not increased in 2013. As a result of our fiscal 2013 performance with respect to net income, net sales, pre-tax return on capital and productivity savings through LSS methodologies (excluding the above restructuring charges) against the 2013 performance goals, the annual incentive bonus and the annual performance-based restricted stock awards for each of the named executives were lower for 2013 than for 2012. Although Valspar reported record sales and earnings per share in fiscal 2013, the Corporation did not fully achieve its financial goals for fiscal 2013. Consistent with the Corporation’s pay for performance philosophy, the Compensation Committee believes that the lower bonuses and performance-based restricted stock awards, and not increasing base salaries, were appropriate for named executives in fiscal 2013.

The Compensation Committee believes that the Corporation’s executive compensation programs have been effective in driving superior results for stockholders by offering competitive pay for financial performance, aligning the interests of executives and stockholders and enabling the Corporation to attract and retain qualified and experienced executives. In connection with its decisions about executive compensation, the Compensation Committee considers the results of the previous year’s stockholder advisory vote on executive compensation (“Say-on-Pay” vote). Last year, more than 85% of the votes cast in the Corporation’s Say-on-Pay vote were cast in favor of approving the Corporation’s compensation for its named executive officers. The Compensation Committee believes that the Say-on-Pay vote result demonstrates shareholder support for the Corporation’s current executive compensation programs and practices. Therefore, the Compensation Committee did not make any specific changes in the executive compensation program in response to the Say-on-Pay vote. Under Proposal 2 in this Proxy Statement for this year’s Say-on-Pay vote, we are recommending that stockholders cast their vote in favor of approving the Corporation’s compensation for its named executive officers as disclosed in the Proxy Statement.

Our named executive officers in fiscal 2013 included Lori A. Walker, who retired as CFO on March 11, 2013, and James L. Muehlbauer, who became CFO on that date. Compensation for Ms. Walker included severance and retirement payments and benefits pursuant to her transition agreement with us entered into in November 2012. Compensation for Mr. Muehlbauer included equity awards granted to him upon becoming CFO.

Compensation Program Objectives

This discussion and analysis describes our compensation objectives and the elements of our compensation program for executive officers for the fiscal year ended October 25, 2013. The broad objectives of our executive compensation program are to:

1	offer competitive pay for financial performance
2	align the interests of executives and stockholders
3	attract and retain qualified, experienced executives

We seek to achieve these objectives by providing an executive compensation program with a mix of short and long term compensation elements, including a competitive base salary, stock option grants, a performance-based annual cash bonus, time-vesting restricted stock units (“RSUs”) and performance-based grants of restricted stock. The time-vesting RSUs were introduced effective with fiscal 2013, to align more closely to a market-typical delivery mix and to promote long-term retention.

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Competitive Pay for Financial Performance.   A significant portion of the compensation for each executive is based on performance against financial objectives established by the Committee. Key elements of compensation that depend on performance include:

•	Annual Cash Bonus — earned based on performance against goals for financial measures (such as growth in net income, net sales and pre-tax return on capital) established in the first quarter of the fiscal year.
•	Restricted Stock — awarded at the end of the fiscal year based on performance against the same goals for financial measures established for the annual incentive bonus; the value to the executive is then subject to the long-term performance of our common stock over a three-year period.

We use the same financial measures and goals for the annual cash bonus and restricted stock to focus the executives on those measures considered most critical to achieving superior results for stockholders.

Alignment with Stockholder Interests.   Our compensation program is intended to align with the interests of our stockholders. Therefore, we expect our executives to have a significant personal financial stake in the Corporation. Annual cash incentive bonuses and restricted stock awards to named executives are earned based on achievement of financial performance measures (such as growth in net income, net sales and pre-tax return on capital). We believe that superior performance on these measures increases stockholder value over the long term. Stock options, RSUs and restricted stock align directly the interests of our executives and stockholders, as the value of these incentives to executives is directly correlated to our stock price. For 2013, the Committee changed the mix of our long-term incentives under the Corporation’s Bonus Plan by replacing the performance-based RSU award with a time-vesting RSU award to promote long-term retention. However, performance-based restricted stock remains an integral part of our named executives’ pay mix.

To further align the interests of the named executives with those of stockholders, we have established stock ownership guidelines for our officers, including the named executives, as follows: For the CEO, the guidelines specify stock ownership representing five times base salary within five years after becoming CEO; and for the other named executives, the guidelines specify stock ownership representing three times base salary within five years after becoming an executive officer. All of our named executives are in compliance with these guidelines. Officers, including our named executives, must achieve and maintain compliance with these stock ownership guidelines before they can sell any of their Corporation stock, except under limited circumstances to meet tax obligations arising from their stock ownership.

The Corporation’s officers, including our named executives, are prohibited from hedging shares of the Corporation’s stock. Any pledge of the Corporation’s stock by an officer (other than the CEO or the General Counsel) must be approved in advance by the CEO and the General Counsel. Any pledge of the Corporation’s stock by the CEO or the General Counsel must be approved in advance by the Nominating and Governance Committee. Approval for any pledge is discretionary and subject to various criteria and limits, including that the sum of all pledged stock by officers and directors does not exceed two times the average daily trading volume of the Corporation’s stock. The Hedging and Pledging Policy is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com, as Exhibit 12 to the Principles of Corporate Governance.

We have agreements with the five current executives identified in the 2013 Summary Compensation Table beginning on page 20 (all individuals named in the table are referred to as our “named executives”) that would provide for their continued employment for, or compensation in the event their employment is terminated during the two-year period after a change in control (“double-trigger”), such as an acquisition or merger in which the Corporation is not the surviving company. In addition, outstanding stock options, restricted stock awards and RSUs vest immediately upon a change in control. These agreements are described in more detail under “Termination of Employment and Change in Control Agreements” on page 27. These agreements reduce the likelihood of an executive leaving the Corporation due to uncertainty surrounding an acquisition, which could serve to reduce management disruption and increase the value of the Corporation to a potential acquirer. These agreements also help the named executives stay focused on maximizing stockholder value, without the distraction caused by the prospect of losing their compensation upon a change in control.

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Attract and Retain Management.   Our compensation program is intended to attract qualified executives and to promote retention of our experienced management team. The named executives who are currently executive officers have a combined total of more than 50 years of service with the Corporation, during which they have held different positions and have been promoted to increasing levels of responsibility. Our succession planning, retention and internal development of strong executives have resulted in the internal promotion of three consecutive Chief Executive Officers.

The Committee performs periodic assessments of the competitive nature of the different elements of our compensation program. We use benchmark studies to help determine whether the total compensation of our executive officers is competitive with compensation offered by comparable companies. In addition to compensation opportunities, we believe that our change in control agreements help us hire and retain qualified executives.

The vesting features of our long-term incentives encourage executives to remain employed by the Corporation. Generally, stock options, restricted stock and RSU awards fully vest over three to five years.

The chart below indicates how each element of our fiscal 2013 executive compensation program was intended to achieve our stated compensation objectives of competitive pay for financial performance, aligning the interests of executives and stockholders and attracting and retaining qualified, experienced executives.

2013 Compensation Element	Pay for Financial Performance	Aligned Interests	Attract and Retain	Comments
Base Salary	✓	Salary is based on experience and responsibilities, with market review compared to peer group to maintain salary at competitive levels.

Corporate financial performance can affect the timing and amount of adjustments.
Annual Cash Bonus	✓	✓	✓	Earned based on objective financial performance against measures such as growth in net income, net sales and pre-tax return on capital measures considered to enhance stockholder value.
Stock Options	✓	✓	✓	Future option value is based on share appreciation, which aligns with stockholder interests. Three-year vesting and ten-year exercise term promotes retention.
Performance-Based Restricted Stock	✓	✓	✓	Direct ownership of stock creates immediate alignment with stockholder interests, and three-year vesting of restricted stock promotes retention.

Earned based on performance against objective financial measures.
Time-Vested RSUs		✓	✓	Provides a balance to the performance-based components, with value dependent on share appreciation. Four-year vesting of RSUs promotes retention.
Change in Control		✓	✓	Provides alignment in change of control situation by removing job loss concern and promoting retention.
Other Compensation	✓	✓	Perquisites and other compensation are competitive with market practice and support our ability to attract and retain talented executives.

Contributions to the retirement and savings plan are based in large part on financial performance.

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Compensation Program Elements Awarded in Fiscal 2013

Consistent with our overall compensation objectives, we seek to provide a market-competitive mix of annual bonus and long-term incentive opportunities and to ensure that program participants, including our executives, understand the drivers of incentive opportunities available to them. The elements of this program are set forth in the Key Employee Annual Bonus Plan (the “Key Employee Plan”). This program places a significant portion of compensation at risk each fiscal year, rewards strong performance and long-term value creation and aligns executive and stockholder interests by promoting significant ownership of the Corporation’s stock.

Base Salary.   Salary adjustments for executive officers are generally considered annually. As described beginning on page 18 under “Competitive Assessments,” in setting each named executive’s base salary, the Committee reviews compensation studies periodically provided by an independent compensation consultant to help determine whether the compensation of our executive officers is competitive with compensation offered for similar positions at peer group companies. The Committee also considers each executive’s experience, job responsibilities, performance, internal pay equity and the financial performance of the Corporation. In 2013, the Committee considered the named executives’ salaries and corporate performance and decided not to adjust officer salaries.

Annual Cash Bonus.   The Committee establishes annual cash incentive bonus targets for each officer, expressed as a percentage of his or her base salary earned during the fiscal year. In establishing the incentive bonus targets, the Committee considers annual bonus targets assessed periodically for corresponding positions at peer group companies, last evaluated in 2012, and internal pay equity among Valspar executives. The annual incentive bonus for each of the executive officers for 2013 was based upon (1) an incentive bonus target established for the executive expressed as a percentage of base salary earned, and (2) our actual corporate performance with respect to the financial performance goals established by the Committee.

Before the start of fiscal 2013, as part of an annual review of total compensation, the Committee established each executive’s incentive bonus target as a percentage of base salary based on position, ranging from 60.0% to 110.0% of base salary for the named executives as follows: Ms. Arnold and Mr. Blaine – 60%; Mr. Engh – 65%; Ms. Walker – 70%; Mr. Muehlbauer – 75%; and Mr. Hendrickson – 110%. In establishing the target percentages, the Committee considers several factors including the scope and responsibilities of each position, market bonus target percentages for similar roles at peer group companies and relative internal equity.

In the first quarter, the Committee established specific performance goals for the named executives. The performance goals for executives are based on financial measures, either on an absolute basis or a comparative basis with other fiscal years. Payouts for fiscal 2013 were based on corporate financial performance relative to the following financial measures – growth in net income, pre-tax return on capital, growth in net sales and productivity savings through LSS methodologies. At the end of the fiscal year, if the executive remained employed by us, the executive was eligible to receive a cash bonus based on achievement of each of the performance goals. Potential payouts range from zero for performance less than the entry point to 200% of the incentive bonus target for exceptional performance. In determining earned payouts, certain factors are excluded, such as the cost of restructuring, changes in accounting standards, policies and procedures that would impact reported results and non-recurring gains or charges from acquisitions and divestitures, if any. These items are excluded so employees are not penalized for taking actions in the long-term best interests of the Corporation and its stockholders.

The Committee established fiscal 2013 performance goals for the named executives in two tiers:

•	Basic performance goals based on four financial measures: net income growth (weighted 60% as a component of the bonus), net sales growth (weighted 20%), growth in pre-tax return on capital (weighted 10%), and productivity savings through LSS methodologies (weighted 10%), with a payout between 0% to 100% of the named executive’s incentive bonus target for performance within a range established for each metric; and
•	Additional incentive performance goals for exceptional corporate performance based on two financial measures: net income growth (weighted 50%) and growth in pre-tax return on capital (weighted 50%), with an additional payout of up to 100% of the named executive’s incentive bonus target for performance equal to these additional goals. Payout for additional goals would only apply if performance on one or both of these measures exceeded the 100% payout level against the basic performance goals. These two measures were used to establish the additional incentive performance goals due to their relative importance to stockholders and potential impact on the Corporation’s stock price.
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In the first quarter of fiscal 2013, the Committee established the following performance goals for each of the financial performance measures:

Basic Performance Goals — 100% Potential Maximum Payout

USD (000s)	Entry Point: 0% Payout	Basic Goal: 100% Payout	Weighting
Net Income	$309,919	$338,000	60%
Net Sales	4,020,851	4,264,012	20%
Pre-Tax Return on Capital	22.2%	23.9%	10%
LSS/Productivity Savings	$50,000	$60,000	10%

Additional Incentive Performance Goals — 100% Potential Additional Payout

USD (000s)	Entry Point: No Additional Bonus	Additional Goal: 100% Additional Payout	Weighting
Net Income	$338,000	$356,400	50%
Pre-Tax Return on Capital	23.9%	25.1%	50%

The basic performance goals were established so that achievement of the 100% payout would represent strong performance in each of the financial measures, based on prior year performance and general economic conditions, and be difficult, but achievable. The additional incentive performance goals were established to incent and reward exceptional performance in net income and pre-tax return on capital. As an indication of the difficulty of achieving our performance goals, the average total payout for achievement of corporate performance goals (including payouts for achievement of the basic and additional incentive performance goals where applicable) for the past five years has ranged from 36.2% to 195.8% of the total targeted incentive bonus levels.

In fiscal 2013, we achieved adjusted net income of $319.6 million (excluding restructuring, acquisition-related charges and certain acquisition results), adjusted net sales of $4.07 billion and adjusted pre-tax return on capital of 22.4%. The Committee excluded 2013 after-tax restructuring and acquisition-related charges of $31.2 million from the performance goals so as not to penalize employees for taking actions in the long-term best interests of Valspar and its stockholders. Additionally, the Committee excluded certain acquisition results because they were not contemplated when establishing the bonus targets. Based on our 2013 financial performance, the Corporation achieved 100% of the LSS Productivity Savings goal and partially achieved each of the other basic goals. The net pay-out was 36.2% (Net Sales–21.9%, Net Income–34.4% and Pre-tax Return on Capital–11.8%). The Corporation did not achieve the additional incentive goals. Therefore, the incentive bonus payouts were 36.2% to 37.3% of the incentive bonus target (Mr. Hendrickson – 36.2%; Ms. Walker and Mr. Muehlbauer – 37.1%; Mr. Engh – 37.2%; and Ms. Arnold and Mr. Blaine – 37.3%) , with the resulting bonuses representing a range of 22.4% to 39.8% (Ms. Arnold and Mr. Blaine – 22.4%; Mr. Engh – 24.2%; Ms. Walker – 26.0%; Mr. Muehlbauer – 27.8% and Mr. Hendrickson – 39.8%) of base salary for the named executives.

Stock Options, Restricted Stock and RSUs (Long-Term Incentives).   Long-term incentive opportunities for fiscal 2013 were provided in the form of stock options, performance-based restricted stock and time-vested RSU awards.

Valspar’s annual stock option awards are granted annually in October and typically vest in three years. The Corporation does not time its annual grants to coordinate with the release of material non-public information and does not coordinate or time the release of corporate information with grant dates. On occasion, the Corporation grants options outside of the annual grant cycle for new hires, promotions or other reasons deemed appropriate by the Committee. Grants to executive officers are approved by the Committee with effective dates on or after the date of such approval.

Under our executive compensation program, the Committee establishes a Long-Term Incentive Target Value (“LTI Target”) for each participant annually. In setting the individual LTI Targets, the Committee considers the following factors:

•	external benchmark survey data for long-term incentive levels for like positions at peer group companies;
•	relative internal pay equity based on job responsibilities, relative internal pay equity and performance; and
•	the deemed retention priority of each executive as subjectively determined considering the critical role each executive plays in realization of the Corporation’s strategic objectives.
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Based on review and recommendations by Meridian, beginning with fiscal 2013, the Committee revised the mix of our long-term incentives under the Corporation’s Bonus Plan to provide a portion (25%) of the LTI Target opportunity in the form of a time-vesting RSU award. This was done to better align the Corporation’s LTI programs with typical practice for our general industry peer group and to promote long-term retention of executives.

For fiscal year 2013, the LTI Target opportunity consists of:

•	A stock option grant (50% of total target LTI Target value). Stock options are awarded in October, prior to the start of the fiscal year and are subject to three-year vesting (one-third per year). This feature is unchanged from prior years.
•	A performance-based restricted stock opportunity (25% of total target LTI value) with a payout range of 0% to 200% of target based on achievement of financial performance goals (compared to a range of 0% to 125% for prior years). As in prior years, for 2013, the performance goals for restricted stock were the same as the performance goals established for the annual incentive bonus, as described above. Performance-based restricted stock awards for fiscal 2013 were made after the end of the fiscal year based on achievement against the performance goals established in the first quarter of the year.
•	A time-vesting RSU award (25% of total target LTI value is approved in October and effective in January during the fiscal year, subject to four-year time-vesting). This award replaced a portion of the grant of performance-based RSUs in prior years. The time-vesting component is intended to balance the LTI program by preserving the heavy emphasis on financial performance and linkage to share price appreciation, while ensuring a significant time-vesting award to promote long-term retention.

For example, if an executive had an LTI Target opportunity of $800,000 for 2013, that executive would have received (i) a stock option grant with a fair value of $400,000 prior to the beginning of the fiscal year, (ii) a time-vesting RSU award with a value of $200,000, granted in January, and (iii) a performance-based restricted stock grant received after the end of the fiscal year based on achievement of performance goals, with a target level of $200,000 and a pay-out range of $0 to $400,000.

The restricted stock and RSU awards are subject to forfeiture if the participant’s employment with Valspar terminates prior to vesting for any reason other than death, disability, retirement or a change in control.

The future value of these stock options, restricted stock and RSU awards depends on the value of Valspar’s common stock, thus aligning the interests of the named executives with stockholder interests. By providing incentive and total compensation opportunities that compare favorably with opportunities provided to executives at competitive companies, the program assists Valspar to attract and retain talented executives. Further, the amount of restricted stock awards is designed to reward for exceptional performance based on objective financial measures, which are considered by the Committee to enhance stockholder value.

No Employment Agreements.   We do not have employment agreements with any of the named executives. Our named executives serve at the will of the Board of Directors, and their employment may be terminated at any time. However, we have entered into change in control agreements as described below. Also, the Committee has adopted a policy of making severance payments generally equal to one year’s salary and certain other benefits, to executive officers whose employment is terminated without cause as described in more detail under “Severance Policy for Officers” on page 26. This policy is intended to assist in establishing standardized benefits for termination without cause and to induce any terminated officer to enter into a three-year non-compete agreement with Valspar.

No Pension.   None of the named executives is eligible for a Valspar pension.

Stock Ownership Guidelines and Restrictions on Hedging and Pledging.   Our named executives are subject to our stock ownership guidelines. They may not hedge their shares of the Corporation’s stock and must obtain approval before pledging any of their shares of the Corporation’s stock. Our stock ownership guidelines and hedging and pledging policy align the interests of our named executives with the interests of stockholders and help mitigate unnecessary and excessive risk taking. The Hedging and Pledging Policy is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com, as Exhibit 12 to the Principals of Corporate Governance.

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Change in Control Agreements.   We have entered into agreements with the named executives, providing for the continued employment or compensation, and for the payment of other benefits, after a change in control of Valspar. The Key Employee Plan, the 1991 Stock Option Plan, the 2001 Stock Incentive Plan and the 2009 Omnibus Equity Plan provide that stock options, restricted stock and RSUs granted under such plans shall vest immediately upon a change in control of Valspar. The change in control agreements for the named executives provide for a two-year employment term with the Corporation after a qualifying change in control, and a lump sum payment equal to three times an executive’s annual base salary and target annual bonus for named executives hired prior to 2008, and two times for those hired in 2008 or later (including Ms. Arnold and Mr. Muehlbauer), plus three years of continued benefits if such employment is terminated by the Corporation without cause or by the executive for good reason during the two-year employment term (“double trigger”). Further, the Corporation is required to reimburse the executive for excise taxes that might be payable by the executive with respect to these payments, as well as any excise or income taxes that may be payable with respect to the reimbursement. We believe these agreements are consistent with those offered by peer companies and reduce the likelihood of an executive leaving the Corporation due to uncertainty surrounding an acquisition, which could serve to reduce management disruption and increase the value of the Corporation to a potential acquirer. These agreements also help the named executives stay focused on maximizing stockholder value, without the distraction caused by the prospect of losing their compensation upon a change in control.

The Committee has decided that change-in-control agreements for any officer first elected in fiscal 2013 or later shall not include reimbursement for any excise taxes that may be payable by an executive with respect to change in control payments.

Retirement.   Stock options, restricted stock and RSUs granted to the named executives under the 2009 Omnibus Equity Plan will vest upon retirement after age 55 with an executed non-compete agreement. However, stock options and restricted stock granted to the named executives prior to the adoption of the 2009 Omnibus Equity Plan vest immediately upon retirement after age 60, or upon early retirement after age 55 with an executed non-compete agreement.

Other Compensation.   We provide perquisites and other benefits, as reflected in the table titled “2013 Components of All Other Compensation,” on page 21, to our named executives. The perquisites may include physical examinations, an automobile allowance, financial counseling and tax preparation services, club dues, or other items. We believe these benefits help the Corporation attract and retain qualified executives and are reasonable in amount. Other benefits include dividends paid on restricted stock grants and RSUs that are subject to a risk of forfeiture, an annual contribution by the Corporation to The Valspar Savings and Retirement Plan and a cash payment in lieu of retirement contributions that the named executives do not receive due to plan limitations.

Tying Fiscal 2013 Compensation Programs and Elements to Compensation Objectives

We rely on common sense and good judgment in making compensation decisions, based on our overall performance and the performance and responsibilities of the named executives. We try to achieve a balance among our objectives of pay for performance, alignment with stockholders and management attraction and retention by offering a variety of compensation elements, each with specific goals or emphasis. We work to achieve an appropriate mix of short and long-term compensation, as well as equity and cash compensation, to meet our objectives. We establish objective financial goals at the beginning of each year as a basis for the annual incentive opportunities. We maintain sufficient flexibility to allow us to retain and motivate our named executives to deliver long-term performance and value to stockholders and to align their interests with stockholder interests.

2013 Performance.   We reported net income of $289.3 million for fiscal 2013, which included after-tax restructuring and acquisition-related charges of $31.2 million. We exclude these items from the performance goals so as not to penalize employees for taking actions in the long-term best interests of the Corporation and its stockholders. Additionally, we excluded certain acquisition results because they weren’t contemplated when establishing the bonus targets. Excluding these items: Net income was 3.1% higher than the entry point for fiscal 2013 performance goals; 2013 pre-tax return on capital was 22.4% which was 20 basis points higher than the entry point for fiscal 2013 performance goals; and our adjusted net sales were $4.07 billion, 1.3% higher than the previous year, which was the entry point for fiscal 2013 performance goals. The productivity savings through LSS methodologies entry point was $50 million and the maximum was $60 million. We exceeded the maximum by $4.3 million in fiscal 2013. Although net sales and earnings per share increased in fiscal 2013, we did not fully achieve our goals. Consistent with the Corporation’s pay for performance philosophy, bonuses and restricted stock awards were lower in 2013, and base salaries for named executives were not increased in 2013.

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Competitive Assessments.   The Committee engages outside compensation consultants from time to time to advise on compensation matters, including competitive benchmarking. For the last several years, the Committee has engaged Meridian as its independent advisor. Other than services requested by the Committee, Meridian does not provide any services to Valspar. We use compensation studies provided by Meridian as a benchmark to help determine whether the compensation of our named executives is competitive with compensation offered to executive officers at comparable companies. To attract and retain experienced, qualified executives, we target compensation at the 50th percentile of our peer group for base salary and between the 50th to 75th percentile for target total compensation.

Named executive officer compensation for 2013 was established taking into consideration a comprehensive benchmarking study conducted in 2012. This study evaluated the competitiveness of our executive compensation programs and policies. The study compared the compensation of our executives to those of a peer group consisting of 40 manufacturing, specialty chemical and consumer product companies with sales generally in the range of $1 billion to $8 billion, and a median of $4.2 billion. For comparative purposes, pay data for peer group companies used to estimate the competitive market values for our executives was size adjusted (regressed) by Meridian to enhance correlation to individual revenue and job responsibilities.

The companies included in the peer group are listed below.

Air Products and Chemicals, Inc.	Ecolab Inc.	Packaging Corporation of America
Avery Dennison Corporation	FMC Corporation	PolyOne Corporation
Ball Corporation	H. B. Fuller Company	PPG Industries, Inc.
Boise Inc.	Harley-Davidson, Inc.	Rockwell Automation
BorgWarner Inc.	The Hershey Company	RPM International Inc.
Brunswick Corporation	Kennametal Inc.	S.C. Johnson
The Clorox Company	Kohler Company	The Scotts Miracle-Gro Company
Cooper Industries plc	Lennox International Inc.	The Sherwin-Williams Company
Corn Products International Inc.	Martin Marietta Materials, Inc.	Thomas & Betts Corporation
Crane Co.	Masco Corporation	Valmont Industries, Inc.
Del Monte Foods Company	Molson Coors Brewing Company	Vulcan Materials Company
Donaldson Company, Inc.	The Mosaic Company	W.W. Grainger, Inc.
Dover Corporation	Mueller Water Products, Inc.
Eastman Chemical Company	Olin Corporation

Nineteen executive positions at Valspar, including our named executive officers, were included in the 2012 benchmark study comparing base salary, target annual incentives and long-term incentives with opportunities provided by the peer group companies. The study concluded that the aggregate target total compensation of our named executives (including Ms. Walker, who was CFO at the time of the study until her retirement in April 2013) was below a competitive range of target total compensation at peer group companies (14% below the 50th percentile and 37% below the 75th percentile), with Mr. Hendrickson’s target total compensation being 24% below the 50th percentile and 59% below the 75th percentile.

Based on results of the study, and considering factors such as experience, performance, and internal pay equity among Valspar executives, adjustments were made to officer base salaries, as reported in 2012. Our named executive officers received no base salary increase during fiscal year 2013. The Committee increased, effective for fiscal year 2013, the long-term incentive target opportunities for Mr. Hendrickson (to approximate the LTI Target opportunity of the regressed market 50th percentile), Ms. Walker and Ms. Arnold. These increases positioned aggregate target total compensation of our named executives (including Ms. Walker) at the regressed market median (0.4% above the 50th percentile and 15% below the market 75th percentile).

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Roles of Compensation Committee and CEO

The Compensation Committee of our Board of Directors is responsible for all matters relating to compensation of senior management, including the named executives, adoption and administration of compensation and benefit plans and programs and determination and approval of compensation for the named executives, including the CEO.

The Committee has the authority to retain, manage and dismiss compensation consultants or other professionals, as it deems necessary or appropriate. The Committee directs the work of such consultants and professionals, and decisions regarding compensation of our named executives are ultimately made by the Committee and, in the case of our Chairman and Chief Executive Officer, by the Board of Directors. Prior to selecting outside advisors, the Committee assesses the independence of such advisors taking into account such factors as required by the New York Stock Exchange, the Securities and Exchange Commission and applicable law and such other factors as the Committee determines are relevant. The Committee retained Meridian during fiscal 2013 as its compensation consultant after considering these independence factors. Meridian did not provide any services to the Corporation, other than for the Committee, during fiscal 2013. In addition, Meridian provided to the Committee a letter affirming its independence for services rendered during the fiscal year. Based on the foregoing, the Committee concluded that no conflict of interest exists that would prevent Meridian from independently advising the Committee.

To assist the Committee, the CEO and Senior Vice President, Human Resources, provide information and recommendations about compensation, programs and policies when requested by the Committee or its Chair. The other named executives have no related involvement with the Committee.

As requested by the Committee or its Chair, the CEO and other management personnel attend Committee meetings, but are excused at such times as the Committee deems appropriate and are never present at times during which the Committee is discussing or determining their respective compensation.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive and four other most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation. The Compensation Committee considers the deductibility of compensation arrangements as one factor in executive compensation decisions for the named executives. However, deductibility is not the sole factor used to determine appropriate levels or types of compensation. The provisions of our equity and annual incentive bonus plans are intended to permit tax deductibility of compensation income of the named executives received under those plans. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that we may enter into compensation arrangements under which compensation paid to a named executive in excess of $1 million is not deductible under Section 162(m).

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2013 Summary Compensation Table

The following table presents information concerning compensation paid to or earned by our “named executives” for the fiscal years ended October 25, 2013, October 26, 2012 and October 28, 2011.

Name and Principal Position*	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	All Other Compensation ($)[4]	Total ($)[5]
G.E. Hendrickson	2013	$950,000	$1,374,757	$1,996,960	$378,290	$657,416	$5,357,423
Chairman, President	2012	858,269	1,875,000	1,903,197	1,760,739	456,258	6,853,463
and CEO[6]	2011	658,338	5,484,000	1,442,195	779,473	424,080	8,788,086

J.L. Muehlbauer[6,7]	2013	369,231	923,015	2,349,736	102,738	8,006	3,752,726
Executive Vice President
and Chief Financial and
Administrative Officer

L.A. Walker[6]	2013	228,022	263,057	—	59,217	962,008	1,512,304
Former Senior Vice	2012	476,150	531,250	424,272	622,280	158,348	2,212,300
President and CFO[6]	2011	454,358	450,076	407,490	330,318	192,551	1,834,793

R. Engh	2013	455,000	248,019	307,210	110,019	176,176	1,296,424
Executive Vice	2012	447,050	451,876	340,857	542,808	153,651	1,936,242
President, General	2011	454,000	382,828	347,565	330,058	205,324	1,719,775
Counsel and Secretary

A.L. Blaine	2013	345,000	170,575	244,394	77,211	133,182	970,362
Senior Vice President,	2012	337,662	310,626	234,281	378,249	115,198	1,376,016
Human Resources	2011	328,169	263,410	239,700	220,530	142,833	1,194,642

C.A. Arnold[7]	2013	350,000	120,165	191,196	78,330	123,143	862,834
Senior Vice President	2012	343,885	187,500	164,951	385,220	22,232	1,103,788
and Chief Technology
Officer

________________________

* as of October 25, 2013

(1)	This column represents the fair value on the date of grant with respect to restricted stock grants to all named executives under annual formula grants under the Key Employee Annual Bonus Plan for each fiscal year (granted in January of the following calendar year) and time-vested restricted stock unit awards granted in January 2013. Also includes the fair market value on the date of grant, restricted stock and restricted stock unit awards that Mr. Muehlbauer received on his hire date. The following additional grant as additional compensation for his service: On June 1, 2011, Mr. Hendrickson received a restricted stock unit award of 104,172 units with a market value of $4,000,000 in connection with his appointment as Chief Executive Officer.
(2)	This column represents the aggregate grant date fair value with respect to stock options granted in the years indicated. The fair value was calculated in accordance with stock-based accounting rules (ASC 718). Includes the aggregate grant date fair value with respect to the stock options granted to Mr. Muehlbauer on his date of hire. The assumptions used by the Corporation to determine the fair value are described in Note 10 of the Consolidated Financial Statements included in our Form 10-K for the year ended October 25, 2013, which description is incorporated herein by reference.
(3)	This column represents the cash bonuses earned in fiscal years 2013, 2012 and 2011 (and paid during the first quarter of the following fiscal year) under the Annual Incentive Bonus Plan, based on the achievement of specified financial measures.
(4)	This column represents severance upon retirement, perquisites and other personal benefits; dividends on restricted stock and RSUs; and contributions or allocations by Valspar to defined contribution or savings plans (tax qualified and supplemental), all as shown in the 2013 Components of All Other Compensation table below.
(5)	The amount shown represents the sum of all columns of the Summary Compensation Table. Additional information about the elements of compensation paid to the named executives can be found in “Compensation Program Elements Awarded in Fiscal 2013,” beginning on page 14.
(6)	Mr. Hendrickson has been Chief Executive Officer since June 2011 and President since February 2008. Mr. Hendrickson served as Chief Operating Officer from February 2008 to June 2011. Mr. Muehlbauer has been Executive Vice President and Chief Financial and Administrative Officer since March 11, 2013. Ms. Walker served as Senior Vice President and Chief Financial Officer from February 2008 to March 2013.
(7)	Mr. Muehlbauer was not a named executive in fiscal years 2012 and 2011, and Ms. Arnold was not a named executive in fiscal year 2011.
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The following table presents information concerning components of All Other Compensation referenced in the Summary Compensation Table paid to or earned by our named executives for the fiscal year ended October 25, 2013. This table is not required; however, we believe it may be helpful to readers in understanding certain components of other compensation paid to our named executives.

2013 Components Of All Other Compensation

Name	Perquisites and Other Personal Benefits[1]	Restricted Stock and RSU Dividends[2]	Valspar Contribution to Defined Contribution Plans[3]	Lost ERISA[4]	Severance[5]	Total
G.E. Hendrickson	$43,755	$270,074	$31,577	$312,010	—	$657,416
J.L. Muehlbauer	1,900	6,106	—	—	—	8,006
L.A. Walker	9,162	19,217	29,771	112,193	$791,665	962,008
R. Engh	15,446	31,522	31,825	97,383	—	176,176
A.L. Blaine	18,037	21,672	31,701	61,772	—	133,182
C.A. Arnold	24,672	6,781	32,606	59,084	—	123,143

________________________

(1)	G.E. Hendrickson - $11,795 paid by Valspar for tax preparation and/or financial planning; $9,000 for automobile allowance; $4,902 for life insurance; $2,485 for personal use of country club; $1,225 for annual physical; $3,073 for LTD premium; $4,524 paid by Valspar for personal use of corporate aircraft; $6,751 for commercial airline travel by spouse to customer events where the customer encouraged spouses to attend.

J.L. Muehlbauer – $1,183 paid by Valspar for tax preparation and/or financial planning; $717 for life insurance.

L.A. Walker – $1,030 paid by Valspar for tax preparation and/or financial planning; $4,500 for automobile allowance; $1,161 for life insurance; $2,471 for LTD premium.

R. Engh – $9,000 for automobile allowance; $3,373 for life insurance; $3,073 for LTD premium.

A.L. Blaine – $6,575 paid by Valspar for tax preparation and/or financial planning; $9,000 for automobile allowance; $1,710 for life insurance; $752 for LTD premium.

C.A. Arnold – $11,250 paid by Valspar for tax preparation and/or financial planning; $9,000 for automobile allowances; $2,322 for life insurance; $2,100 for LTD premium.

(2)	Dividends paid on restricted stock and RSU grants that were subject to a risk of forfeiture during fiscal year 2013.
(3)	Annual contribution by the Corporation to The Valspar Savings and Retirement Plan.
(4)	Discretionary cash payment for the dollar amounts that would have been contributed to defined contribution plans but for the limitations imposed by U.S. income tax regulations on the amount of compensation that an employee may save under the Corporation’s defined contribution plans, and consequently the amount of matching contributions the Corporation can make under the plans.
(5)	Severance of $500,000 paid upon retirement in April 2013 and seven monthly payments through fiscal year-end, totaling $291,665. Ms. Walker will receive five monthly payments during fiscal 2014, totaling $208,335.
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The following table presents information regarding the grants of annual incentive bonus compensation, stock options, restricted stock and restricted stock units during fiscal 2013 to our executive officers named in the Summary Compensation Table.

2013 Grants of Plan-Based Awards

										All Other	All Other
										Stock	Option
										Awards:	Awards:	Exercise	Grant
				Estimated Possible Payouts			Estimated Possible			Number	Number of	or Base	Date Fair
				Under Non-Equity			Payouts Under Equity			of Shares	Securities	Price	Value of
				Incentive Plan Awards[2]			Incentive Plan Awards[3]			of Stock	Underlying	of Option	Stock and
	Type of	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Award[1]	Date		$	$	$	$	$	$	(#)[4]	(#)[5]	($/Sh.)[5]	Awards[3,4,6,7]
G.E. Hendrickson	AIB	—		$0	$1,045,000	$2,090,000
	RS	1/09/14	[7]				$0	$1,009,375	$2,018,750				$365,394
	RSU	1/10/13								15,868			1,009,363
	SO	10/02/13									101,730	$64.78	1,996,960

J.L. Muehlbauer	AIB	—		$0	276,923	553,846
	RS	3/11/13								9,531			599,976
	RS	1/09/14	[7]				$0	235,625	471,250				87,417
	RSU	3/11/13								3,743			235,622
	SO	3/11/13									99,060	62.95	1,733,550
	SO	10/02/13									31,390	64.78	616,186

L.A. Walker	AIB	—		$0	159,615	319,231
	RS	1/09/14	[7]				$0	102,610	205,220				38,068
	RSU	1/10/13								3,537			224,989

R. Engh	AIB	—		$0	295,750	591,500
	RS	1/09/14	[7]				$0	180,750	361,500				67,239
	RSU	1/10/13								2,842			180,780
	SO	10/02/13									15,650	$64.78	307,210

A.L. Blaine	AIB	—		$0	207,000	414,000
	RS	1/09/14	[7]				$0	124,250	248,500				46,345
	RSU	1/10/13								1,953			124,230
	SO	10/02/13									12,450	$64.78	244,394

C.A. Arnold	AIB	—		$0	210,000	420,000
	RS	1/09/14	[7]				$0	87,500	175,000				32,638
	RSU	1/10/13								1,376			87,527
	SO	10/02/13									9,740	$64.78	191,196

________________________

(1)	Type of Award: AIB – Annual Incentive Bonus; RS – Restricted Stock; RSU – Restricted Stock Unit; SO – Non-Qualified Stock Option
(2)	The amounts shown for the AIB for 2013 represent estimated possible payouts under the Annual Incentive Bonus for fiscal 2013 depending on Valspar’s financial performance. The actual amounts earned for fiscal 2013 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. The amount that can be earned ranges from 0% to 200% of the target payout amount. The dollar values for the AIB actually earned for fiscal 2013 were as follows: Mr. Hendrickson, $378,290; Mr. Muehlbauer, $102,738; Ms. Walker, $59,217; Mr. Engh, $110,019; Mr. Blaine, $77,211; and Ms. Arnold, $78,330.
(3)	The amounts shown for RS represent estimated possible payouts in the form of restricted stock for fiscal 2013 depending on Valspar’s financial performance. Based on fiscal 2013 performance, the dollar values of these RS awards actually earned for fiscal 2013 were as follows: Mr. Hendrickson, $365,394; Mr. Muehlbauer, $87,417; Ms. Walker, $38,068; Mr. Engh, $67,239; Mr. Blaine, $46,345; and Ms. Arnold, $32,638. Fiscal 2013 awards are made in January 2014, with the number of shares equal to the dollar value of the award, divided by the average closing price of one share of stock on the NYSE for the ten business days immediately prior to the date issued. Additionally, at the time of hire, Mr. Muehlbauer was granted 9,531 shares that will vest over four years.
(4)	The dollar values of these RSU unit awards (time-vested) are based on 25% of total target LTI value for each of the named executives for fiscal 2013 were as follows: Mr. Hendrickson, $1,009,375; Mr. Muehlbauer, $0; Ms. Walker, $225,000; Mr. Engh, $180,750; Mr. Blaine, $124,250; and Ms. Arnold, $87,500. The awards were made in January 2013, with the number of shares equal to the dollar value of the award, divided by the average closing price of one share of stock on the NYSE for the ten business days immediately prior to the date issued and are subject to four-year time-vesting. Additionally, at the time of hire, Mr. Muehlbauer was awarded 3,743 shares that are subject to four-year time-vesting.
(5)	Non-qualified stock options granted in October 2013 have a ten-year term and vest in equal installments over three years. Additionally, at the time of hire, Mr. Muehlbauer was granted 24,947 shares that vests over three years and 74,113 shares that will vest over four years. The exercise price is the fair market value of Valspar’s common stock, defined as the closing price on the NYSE on the date of grant.
(6)	The amount shown for stock options is the aggregate grant date fair value of the option grant calculated in accordance with stock-based accounting rules (ASC 718). For RS and RSU, the amount shown is the market value of the actual award.
(7)	On January 9, 2014, the RS awards for fiscal 2013 performance were granted. The “Estimated Possible Payouts” listed in the table were based on the LTI values and performance goals established on December 5, 2012 for each individual for fiscal 2013.

Additional information about the elements of compensation paid to the named executives can be found in “Compensation Program Elements Awarded in Fiscal 2013,” beginning on page 14.

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The following table presents information regarding the number of shares of unexercised stock options and the number of shares and value of unvested restricted stock outstanding on October 25, 2013 for our executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards[1]					Stock Awards[2]
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[3,5]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[4,5]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[3]
G.E. Hendrickson	10/18/2006	13,000	0	$26.87	10/18/2016	12/9/2009	74,405	$5,229,183
	10/17/2007	71,500	0	25.48	10/17/2017	1/6/2011	32,828	2,307,152
	2/27/2008	75,000	0	22.68	2/27/2018	6/1/2011			108,625	$7,634,165
	10/15/2008	101,000	0	18.01	10/15/2018	1/5/2012	19,268	1,354,155	19,268	1,354,155
	10/21/2009	151,000	0	26.37	10/21/2019	1/10/2013	14,738	1,035,787	14,738	1,035,787
	10/13/2010	94,500	0	31.57	10/13/2020	1/10/2013			15,868	1,115,203
	10/5/2011	120,334	60,166	32.34	10/5/2021
	10/3/2012	40,537	81,073	57.47	10/3/2022
	10/2/2013	0	101,730	64.78	10/2/2023

J.L. Muehlbauer	3/11/2013	0	24,947	62.95	3/11/2023	3/11/2013	9,531	669,839	3,743	263,058
	3/11/2013	0	74,113	62.95	3/11/2023
	10/2/2013	0	31,390	64.78	10/2/2023

L.A. Walker	10/17/2007	37,500	0	25.48	10/17/2017
	2/27/2008	50,000	0	22.68	2/27/2018
	10/15/2008	71,500	0	18.01	10/15/2018
	10/21/2009	71,500	0	26.37	10/21/2019
	10/13/2010	44,500	0	31.57	10/13/2020
	10/5/2011	51,000	0	32.34	10/5/2021
	10/3/2012	27,110	0	57.47	10/3/2022

R. Engh	10/19/2005	30,000	0	21.57	10/19/2015	1/6/2011	13,186	926,712
	10/18/2006	24,000	0	26.87	10/18/2016	1/5/2012	4,971	349,362	4,971	349,362
	10/17/2007	51,500	0	25.48	10/17/2017	1/10/2013	3,552	249,635	3,552	249,635
	10/21/2009	61,000	0	26.37	10/21/2019	1/10/2013			2,842	199,736
	10/13/2010	38,000	0	31.57	10/13/2020
	10/5/2011	29,000	14,500	32.34	10/5/2021
	10/3/2012	7,260	14,520	57.47	10/3/2022
	10/2/2013	0	15,650	64.78	10/2/2023

A.L. Blaine	1/3/2007	16,000	0	28.52	1/3/2017	1/6/2011	9,064	637,018
	10/17/2007	35,500	0	25.48	10/17/2017	1/5/2012	3,420	240,358	3,420	240,358
	10/15/2008	28,000	0	18.01	10/15/2018	1/10/2013	2,442	171,624	2,442	171,624
	10/21/2009	42,000	0	26.37	10/21/2019	1/10/2013			1,953	137,257
	10/13/2010	26,000	0	31.57	10/13/2020
	10/5/2011	20,000	10,000	32.34	10/5/2021
	10/3/2012	4,990	9,980	57.47	10/3/2022
	10/2/2013	0	12,450	64.78	10/2/2023

C.A. Arnold	1/5/2011	10,667	5,333	33.97	1/5/2021	1/5/2012	2,064	145,058	2,064	145,058
	10/5/2011	12,000	6,000	32.34	10/5/2021	1/10/2013	1,474	103,593	1,474	103,593
	10/3/2012	3,514	7,026	57.47	10/3/2022	1/10/2013			1,376	96,705
	10/2/2013	0	9,740	64.78	10/2/2023

________________________

(1)	Option Vesting – grants vest in equal annual installments over three years, starting one year from date of grant, with the exception of Mr. Muehlbauer’s grant dated 3/11/13 for 74,113 shares which vests in 25% increments from date of grant.
(2)	Stock Awards – grants of restricted stock feature cliff vesting for three years from the date of grant, with the exception of Mr. Hendrickson’s restricted stock grant dated 12/9/09 which features cliff vesting five years from date of grant and Mr. Muehlbauer’s restricted stock grant dated 3/11/13 which vests in 25% increments from date of grant.
(3)	The market value of stock and stock units reported is based on the closing price of Valspar’s stock on the NYSE at fiscal year-end of $70.28.
(4)	RSUs – grants of RSUs feature cliff vesting for three years (RSUs granted 1/05/12 and 1/10/13) or four years (RSUs granted 1/10/13) from the date of grant, with the exception of Mr. Hendrickson’s RSU award granted on 6/01/11, which will vest on 9/13/16 and will be paid out in cash upon retirement. Includes dividend equivalents of 4,453 additional RSUs.
(5)	Vesting of Ms.Walker’s restricted stock grants and RSU awards was accelerated to her retirement date of April 10, 2013.
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The following table presents information regarding the number of shares acquired and the value realized on the exercise of stock options in fiscal 2013 and the number of shares acquired and the value realized on vesting of restricted stock in fiscal 2013 for our executive officers named in the Summary Compensation Table.

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[2]
G.E. Hendrickson	147,865	$6,764,559	24,447	$1,581,110
J.L. Muehlbauer	—	—	—	—
L.A. Walker	84,932	3,046,552	56,365	3,511,202
R. Engh	47,000	1,878,643	14,703	950,917
A.L. Blaine	—	—	10,098	653,088
C.A. Arnold	—	—	—	—

________________________

(1)	The value realized on the exercise of options is based on the difference between the exercise price and the fair market value of Valspar’s common stock on the date of exercise.
(2)	The amount of shares reported are restricted stock granted to Messrs. Hendrickson, Engh and Blaine on January 7, 2010 that matured on January 7, 2013. The amount of restricted stock reported for Ms. Walker consists of 17,286 shares granted on January 7, 2010 that matured on January 7, 2013 and the following restricted stock grants and RSU awards that matured on April 10, 2013, Ms. Walker’s retirement date, as follows: 15,502 shares granted on January 6, 2011; 11,688 shares granted on January 5, 2012; and 11,889 shares granted on January 10, 2013. The value realized on the vesting of stock awards is based on the fair market value of Valspar’s common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Termination Other Than Upon Change in Control

Upon a termination of employment (other than upon a change in control), the executive officers are entitled to payments and other benefits under a variety of Valspar plans and programs. We believe these agreements help the company hire and retain qualified executives. Benefits and payments are maintained if termination is due to retirement, death or disability, but benefits and payments are limited or forfeited if termination is voluntary or for cause.

Stock Options

Stock options granted under the 1991 Stock Option Plan and under the 2009 Omnibus Equity Plan have the following attributes:

1991 Stock Option Plan:

•	Retirement after age 55 with an executed three-year non-compete agreement — options vest immediately and are exercisable for the remainder of their term (subject to a three-year limitation for options granted before October 2007).
•	Retirement after age 60 — options vest immediately and are exercisable for the remainder of their term (subject to a three-year limitation for options granted before October 2007).
•	Death and disability — options vest immediately with one year to exercise, not to exceed original option term.
•	Termination — only the portion vested is exercisable within 30 days of termination, not to exceed original option term.
•	Termination for cause — forfeit of all outstanding grants (to the extent not previously exercised).
24

2009 Omnibus Equity Plan:

•	Retirement after age 55 with an executed three-year non-compete agreement — options vest immediately and are exercisable for the remainder of their term.
•	Death and disability — options vest immediately with one year to exercise, not to exceed original option term.
•	Termination — only the portion vested is exercisable within 30 days of termination, not to exceed original option term.
•	Termination for cause — forfeit of all outstanding grants (to the extent not previously exercised).

Restricted Stock

Restricted stock grants made under the Key Employee Annual Bonus Plan, the 2001 Stock Incentive Plan, and under the 2009 Omnibus Equity Plan, have the following attributes:

Key Employee Annual Bonus Plan:

•	Retirement after age 55 with an executed three-year non-compete agreement — outstanding restricted stock grants vest immediately.
•	Retirement after age 60 — outstanding restricted stock grants vest immediately.
•	Death and disability — outstanding restricted stock grants vest immediately.
•	Termination — forfeit of all outstanding restricted stock grants.
•	Termination for cause — forfeit of all outstanding restricted stock grants.

2001 Stock Incentive Plan:

•	Retirement — forfeit if prior to lapse of restrictions.
•	Death and Disability — outstanding restricted stock grants vest immediately.
•	Termination — forfeit of all outstanding restricted stock grants.
•	Termination for cause — forfeit of all outstanding restricted stock grants.

2009 Omnibus Equity Plan (effective with fiscal year 2010):

•	Retirement after age 55 with an executed three-year non-compete agreement — outstanding restricted stock grants vest immediately.
•	Death and Disability — outstanding restricted stock grants vest immediately.
•	Termination — forfeit of all outstanding restricted stock grants.
•	Termination for cause — forfeit of all outstanding restricted stock grants.

Restricted Stock Units – Performance-Based

Restricted stock unit grants made under the 2009 Omnibus Equity Plan have the following attributes:

2009 Omnibus Equity Plan:

•	Retirement after age 55 with an executed three-year non-compete agreement — outstanding restricted stock unit grants vest immediately with the exception of the special grant to the CEO on June 1, 2011.
•	Death and Disability — outstanding restricted stock unit grants vest immediately.
•	Termination — forfeit of all outstanding restricted stock unit grants.
•	Termination for cause — forfeit of all outstanding restricted stock unit grants.
25

Restricted Stock Units – Time-Vested

Restricted stock unit grants made under the 2009 Omnibus Equity Plan have the following attributes:

2009 Omnibus Equity Plan:

•	Retirement after age 55 with an executed three-year non-compete agreement — outstanding restricted stock unit grants vest immediately.
•	Death and Disability — outstanding restricted stock unit grants vest immediately.
•	Termination — forfeit of all outstanding restricted stock unit grants.
•	Termination for cause — forfeit of all outstanding restricted stock unit grants.

Officer Retiree Medical Program

•	Retirement after age 55 — the officer is entitled to receive retiree medical if he or she has served three consecutive years as an officer and is not in competition with Valspar at any time after termination of employment.
•	Included dependents — the spouse and any eligible dependents of the retiree who, immediately prior to the retiree’s termination of employment, are covered under the retiree medical plan are eligible for coverage.
•	Coverage — the eligible persons are covered from the date of termination, at the same coverage available to an active employee for the retiree’s and spouse’s life. Eligible dependents are covered until the dependent ceases to be eligible under the plan. The coverage becomes secondary to Medicare coverage.
•	Premiums — the company charges the retiree (or his or her spouse) for the full cost of the coverage premiums, but the company reimburses the retiree for that portion of the coverage premiums that the company would have paid if the retiree were an active employee, and also provides a gross-up payment for taxes that relate to the medical benefit.

Severance Policy for Officers

The Compensation Committee has approved a severance policy for officers, providing generally for certain severance benefits in the event of termination without cause, but only if the officer signs a three-year non-compete agreement:

•	One year’s base pay
•	Immediate vesting of all stock options
•	Retiree medical benefits if the officer has reached age 55

Hypothetical Termination Payments

The following tables provides information on the potential payments that would have been payable to each of the named executives under existing contracts, agreements, plans or arrangements, for various scenarios involving termination of employment (other than a change in control) if the triggering events for the payments had each occurred on October 25, 2013. The tables use the closing price of our common stock of $70.28 as of October 25, 2013. These benefits are in addition to benefits available prior to the occurrence of any termination of employment to all salaried employees, such as distributions under The Valspar Savings and Retirement Plan and equity awards that are currently vested.

G.E. Hendrickson	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance	0	0	0	$950,000	0	0	0
Cash Bonus	$378,290	$378,290	$378,290	378,290	0	$378,290	$378,290
Unvested Stock Options	0	3,880,758	3,880,758	3,880,758	0	3,880,758	3,880,758
Unvested Restricted Stock	0	4,697,094	4,697,094	9,926,277	0	9,926,277	9,926,277
Cash-settled RSU	0	3,505,145	11,139,310	11,139,310	0	11,139,310	11,139,310
Retiree Medical	0	303,000	303,000	303,000	0	244,000	244,000
Perquisites	0	0	0	0	0	0	0
TOTALS	$378,290	$12,764,287	$20,398,452	$26,577,635	0	$25,568,635	$25,568,635

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J.L. Muehlbauer	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance	0	0	0	$600,000	0	0	0
Cash Bonus	$102,738	$102,738	$102,738	102,738	0	$102,738	$102,738
Unvested Stock Options	0	355,507	355,507	627,131	0	898,755	898,755
Unvested Restricted Stock	0	0	0	334,920	0	669,839	669,839
Cash-settled RSU	0	0	0	0	0	263,058	263,058
Retiree Medical	0	0	0	0	0	0	0
Perquisites	0	0	0	0	0	0	0
TOTALS	$102,738	$458,245	$458,245	$1,664,789	0	$1,934,390	$1,934,390

L.A. Walker[1]	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance		$1,000,000
Cash Bonus		59,217
Unvested Stock Options		1,523,381
Unvested Restricted Stock		1,562,457
Cash-settled RSU		830,773
Retiree Medical		63,324
Perquisites		9,162
TOTALS		$5,048,314

R. Engh	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance	0	0	0	$455,000	0	0	0
Cash Bonus	$110,019	$110,019	$110,019	110,019	0	$110,019	$110,019
Unvested Stock Options	0	822,206	822,206	822,206	0	822,206	822,206
Unvested Restricted Stock	0	1,525,709	1,525,709	0	0	1,525,709	1,525,709
Cash-settled RSU	0	798,733	798,733	0	0	798,733	798,733
Retiree Medical	0	220,000	220,000	220,000	0	160,000	160,000
Perquisites	0	0	0	0	0	0	0
TOTALS	$110,019	$3,476,667	$3,476,667	$1,607,225	0	$3,416,667	$3,416,667

A.L. Blaine	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance	0	0	0	$345,000	0	0	0
Cash Bonus	$77,211	$77,211	$77,211	77,211	0	$77,211	$77,211
Unvested Stock Options	0	575,719	575,719	575,719	0	575,719	575,719
Unvested Restricted Stock	0	1,049,000	1,049,000	0	0	1,049,000	1,049,000
Cash-settled RSU	0	549,239	549,239	0	0	549,239	549,239
Retiree Medical	0	0	0	0	0	0	0
Perquisites	0	0	0	0	0	0	0
TOTALS	$77,211	$2,251,169	$2,251,169	$997,930	0	$2,251,169	$2,251,169

C.A. Arnold	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance	0	0	0	$350,000	0	0	0
Cash Bonus	$78,330	$78,330	$78,330	78,330	0	$78,330	$78,330
Unvested Stock Options	0	564,854	564,854	564,854	0	564,854	564,854
Unvested Restricted Stock	0	248,651	248,651	0	0	248,651	248,651
Cash-settled RSU	0	345,356	345,356	0	0	345,356	345,356
Retiree Medical	0	0	0	0	0	0	0
Perquisites	0	0	0	0	0	0	0
TOTALS	$78,330	$1,237,191	$1,237,191	$993,184	0	$1,237,191	$1,237,191

________________________

(1)	Represents payments to Ms. Walker and other benefits related to her retirement on April 10, 2013. Under her separation agreement, she was entitled to the severance payments shown. All of such payments were made during fiscal 2013, except that Ms. Walker is entitled to receive payments during fiscal 2014 totaling $208,335. Restricted stock grants, RSU awards and unvested stock options are valued as of Ms. Walker’s retirement date. Retiree medical represents the estimated benefits, based on 36 months at current cost to the Company. Perquisites were paid to Ms. Walker through her retirement date.

Termination of Employment and Change in Control Arrangements

Valspar has entered into agreements with the named executives providing for the continued employment of such executives for a period of up to two years following a qualifying change in control of Valspar. During such two-year period, executives would continue to be employed and compensated commensurate with their positions and compensation prior to the change in control. The change in control agreements each have a two-year term, subject to an annual evergreen extension for an additional two years. The Corporation is permitted to terminate the agreement by providing the executive with written notice of termination at least 60 days prior to the next annual renewal date. The employment and severance compensation provisions of the agreement do not, however, take effect until a Change in Control (defined below) has occurred during the term of the agreement.

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Under the change in control agreements, an executive becomes entitled to a lump sum payment and the continuation of certain benefits upon any termination of the executive’s employment with Valspar (or an applicable subsidiary), after a change in control, for any reason other than: (a) by the executive without good reason; (b) by Valspar as a result of the disability of the executive or for cause; or (c) as a result of the death of the executive. Severance payments required under each agreement include a lump sum amount equal to three times the named executive’s annual base salary and target annual bonus for named executives hired prior to 2008, and two times for those hired in 2008 or later (including Ms. Arnold and Mr. Muehlbauer), plus three years of continuing benefits, if such employment is terminated by the Corporation without cause or by the executive for good reason during the two-year employment term (“double trigger”). For this purpose, the “annual base salary” is defined as the 12 times the highest monthly base salary paid (or payable) to the executive in the one-year period preceding the month in which a Change in Control Period (as defined below) begins; and the “target annual bonus” is defined as the targeted annual cash bonus payment for the fiscal year during which a Change in Control Period begins. The Corporation will also be obligated to provide the executive (and his or her family) with health care and life insurance benefits at least equal to, and at the same after-tax cost, as those which would have been provided absent a termination (subject to alteration in the event that such benefits are later increased to peer executives at the Corporation).

Under the change in control agreements, Valspar will at its sole expense provide a terminated executive with outplacement services substantially similar to those available to the executive immediately prior to the change in control. In addition, Valspar will pay all legal fees and expenses that an executive reasonably incurs as a result of any contest (regardless of the outcome thereof) respecting the validity or enforceability of, or liability under, any provision of the executive’s change in control agreement or any guarantee of performance thereof (including as a result of any contest by the executive about the amount of any payment pursuant to the change in control agreement), plus interest. Finally, Valspar will also pay any excise taxes that the executive may incur as a result of such payments, and any income and excise taxes on such excise tax payments.

The Committee has decided that change-in-control agreements for any officer first elected in fiscal 2013 or later shall not include reimbursement for any excise taxes that may be payable by an executive with respect to change in control payments.

Definitions

“Change in Control” means any of the following:

•	any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (a “Person”) becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Corporation or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors provided, however, that (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation and (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliated company do not constitute a Change in Control;
•	individuals who, as of the date of the agreement, constitute the Board of Directors (the “Incumbent Board”), together with any individuals becoming a director after the date of the agreement whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, ceasing for any reason to constitute at least a majority of the Board of Directors;
•	subject to certain limited exceptions, any consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”); or
•	approval by our stockholders of a complete liquidation or dissolution of Valspar.

“Change in Control Period” means the period commencing on the date of the agreement and ending on the second anniversary of that date; provided, however, that, commencing on each anniversary date of a change in control agreement (such date, the “Renewal Date”), unless previously terminated, the Change in Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless, at least 60 days prior to the Renewal Date, the Corporation shall give notice to the executive that the Change in Control Period shall not be so extended.

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“Good Reason” means:

•	the assignment to the executive of any duties inconsistent in any respect with the executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the agreement, or any action by the Corporation that results in a diminution in such position, authority, duties or responsibilities (whether or not occurring solely as a result of the Corporation’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by the executive;
•	any failure by the Corporation to comply with any of the compensation-related provisions of the change in control agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by the executive;
•	requiring the executive to be based at (i) any office or location other than as determined under the change in control agreement and that increases the distance or duration of the executive’s commute, (ii) a location other than the principal executive offices of the Corporation if the executive was employed at such location immediately prior to any change in control or (iii) any location that increases the distance or duration of the executive’s commute;
•	any purported termination by the Corporation of the executive’s employment otherwise than as expressly permitted by the change in control agreement; or
•	any other action or inaction that constitutes a material breach by the Corporation of the change in control agreement.

For the above purposes, any good faith determination of Good Reason made by the executive shall be conclusive. The executive’s mental or physical incapacity following the occurrence of an event constituting Good Reason shall not affect the executive’s ability to terminate employment for Good Reason, and the executive’s death following delivery of a notice of termination for Good Reason shall not affect the entitlement of the executive’s estate to severance payments benefits provided hereunder upon a termination of employment for Good Reason.

“Cause” means (1) the willful and continued failure of an executive to perform substantially the executive’s duties (other than any failure resulting from incapacity due to physical or mental illness or following the executive’s delivery of a notice of termination for Good Reason), after a written demand for substantial performance is delivered to the executive by the Board of Directors that specifically identifies the manner in which the Board believes that the executive has not substantially performed the executive’s duties, or (2) the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation. For these purposes, no act, or failure to act, on the part of an executive is considered “willful” unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive’s action or omission was in the best interests of the Corporation. In this regard, any act, or failure to act, based upon (A) authority given pursuant to a resolution duly adopted by the Board of Directors (or the board of directors of an applicable subsidiary), or (B) the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the executive in good faith and in the best interests of the Corporation.

In addition to the change in control agreements, Valspar’s equity and non-equity compensation plans also contain provisions regarding changes in control. Under the equity plans, including the 2009 Omnibus Equity Plan, and under individual award agreements, any unvested stock options, restricted stock and RSUs vest immediately upon a change in control of Valspar and stock options are exercisable for the remainder of their term.

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Potential Payments Upon Change in Control

The following table provides information on the potential payments that would have been payable to each of the named executives under existing contracts, agreements, plans or arrangements, for a change in control if the change in control and any other triggering event for the payments had each occurred on October 25, 2013.

Name	Cash Severance[1]	Stock Options[2]	Restricted Stock[3]	Restricted Stock Units[3]	Retiree Medical[4]	Gross Up Payment[5]	TOTAL
G.E. Hendrickson	$5,985,000	$3,880,758	$9,926,277	$11,139,310	$47,000	$4,548,868	$35,527,213
J.L. Muehlbauer	2,100,000	898,755	669,839	263,058	47,000	0	3,978,652
R. Engh	2,252,250	822,206	1,525,709	798,733	55,000	0	5,453,898
A.L. Blaine	1,656,000	575,719	1,049,000	549,239	26,000	0	3,855,958
C.A. Arnold	1,120,000	564,854	248,651	345,356	40,000	0	2,318,861

________________________

(1)	Cash severance includes three times the base salary and target bonus amounts in effect as of October 25, 2013 (two times for Ms. Arnold and Mr. Muehlbauer).
(2)	Represents acceleration of unvested stock options with the value being the difference between the aggregate market price at fiscal year-end of $70.28 and the aggregate exercise price.
(3)	Represents the aggregate fair market value of the restricted stock and restricted stock units for which vesting would be accelerated as of the date of the change in control.
(4)	Represents 36 months of coverage to the executive, at active employee rates, for health insurance, life insurance, dental insurance and disability insurance benefits, less the value of benefits broadly available to non-executives upon a change in control.
(5)	This amount reflects the amount equal to the excise tax and taxes thereon charged, if any, to the named executives as a result of any change in control payments under Section 280G of the Internal Revenue Code.

Director Compensation

Fees Payable in Cash or Stock.   In fiscal 2013, non-employee directors received an annual cash retainer of $95,000, except that the Chairs of the Audit and Compensation Committees received an annual cash retainer of $110,000 and the Lead Director, Mr. Curler, received an annual cash retainer of $130,000. At a director’s option, the annual retainer may be paid in cash or by the Corporation purchasing shares of its common stock in the open market quarterly on behalf of the director. Any costs of such purchases are paid by the Corporation. No meeting fees are paid to directors.

Non-employee directors appointed to any subcommittee of the standing committees of the Board of Directors receive an additional cash retainer of $5,000.

Annual Stock Award.   Each non-employee director is granted a stock award every year under the 2009 Omnibus Equity Plan. For grants in respect of service in fiscal year 2013, each non-employee director serving as a member of the Board of Directors on the date of the October Board meeting was granted on the date of such meeting a stock award with a value equal to $95,000, except that Mr. Fleming’s stock award was prorated upon joining the Board in April 2013. Annual stock awards for a director who retires from the Board during the year will be prorated to reflect the partial year, and awarded at the same time as other director awards. Mr. Palen retired from the Board in February 2013 and therefore his stock award was prorated to reflect the partial year of service. The non-employee directors received a stock award on October 2, 2013: Mr. Allen, 1,467 shares; Mr. Ballbach, 1,467 shares; Mr. Bode, 1,467 shares; Mr. Cook, 1,467 shares; Mr. Curler, 1,467 shares; Mr. Fleming, 733 shares; Mr. Friendly, 1,467 shares; Ms. Haugarth, 1,467 shares; Dr. Jemison, 1,467 shares; and Mr. Palen, 489 shares.

New Director Restricted Stock Award.   New non-employee directors of Valspar receive a stock award, intended to attract new directors of high caliber and qualifications and recognize their immediate contributions to Valspar. The stock award is equal to his or her current annual retainer. The stock award is restricted for five years, and the director must be serving as a member of the Board on the date the restrictions lapse to receive the award. In April 2013, a stock award was made to Mr. Fleming under the 2009 Omnibus Equity Plan upon joining the Board on April, 24, 2013. The stock award was for 1,506 shares with the number of shares determined by dividing $95,000 by the closing price of Valspar stock on the date of grant.

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Stock Ownership Guidelines and Restrictions on Hedging and Pledging.   To align the interests of our directors with the interests of stockholders, we have established stock ownership guidelines equal to five times the annual cash retainer paid to directors. Directors are expected to reach the ownership level specified in the guidelines within five years after becoming a director. All of our directors are in compliance with these guidelines, and the directors who have served less than five years are on track to reach the specified ownership level within the five-year period. In addition, directors may not hedge their shares of the Corporation’s stock and must obtain approval from the Corporation’s CEO and General Counsel before pledging any of their shares of the Corporation’s stock. Approval for any pledge is discretionary and subject to various criteria and limits, including that the sum of all pledged stock by officers and directors does not exceed two times the average daily trading volume of the Corporation’s stock. The Hedging and Pledging Policy is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com, as Exhibit 12 to the Principles of Corporate Governance.

Reimbursement of Out-of-Pocket Expense.   Directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from meetings of the Board of Directors or its committees and for related activities, including director education courses.

2013 Director Compensation

The table below summarizes the compensation paid to non-employee directors during 2013.

Name	Fees Earned or Paid in Cash or Stock ($)[1]	Stock Awards ($)[2]	Total $
J.J. Allen	$95,000	$95,000	$190,000
J.M. Ballbach	95,000	95,000	190,000
J.S. Bode — Audit Chair	110,000	95,000	205,000
W.M. Cook	95,000	95,000	190,000
J.H. Curler — Governance Chair / Lead Director	130,000	95,000	225,000
S.D. Fleming³	63,333	142,500	205,833
I.R. Friendly — Compensation Chair	110,000	95,000	205,000
J.S. Haugarth	95,000	95,000	190,000
M.C. Jemison	95,000	95,000	190,000
G.R. Palen³	18,333	31,667	50,000

________________________

(1)	Annual retainer of $95,000. Chairs of the Audit and Compensation Committees receive an annual retainer of $110,000. For his services as Lead Director in fiscal 2013, Mr. Curler received a retainer of $35,000, in addition to the annual director retainer of $95,000. Directors may elect to receive all or a portion of their annual director retainers in Valspar common stock or cash. The cash retainer is paid quarterly and shares are purchased quarterly on the open market, with commission paid by Valspar. The following directors elected to receive all or a portion of their annual retainer in Valspar common stock in 2013, purchasing the following numbers of shares with an average price per share of $65.71: Mr. Allen, 709 shares; Mr. Cook, 1,436 shares; Mr. Curler, 1,965 shares; and Mr. Friendly, 831 shares.
(2)	The fair value of the annual stock award granted to each director in fiscal 2013 on the date of grant was $95,000. Stock awards received on October 2, 2013: Mr. Allen, 1,467 shares; Mr. Ballbach, 1,467 shares; Mr. Bode, 1,467 shares; Mr. Cook, 1,467 shares; Mr. Curler, 1,467 shares; Mr. Fleming, 733 shares; Mr. Friendly, 1,467 shares; Ms. Haugarth, 1,467 shares; Dr. Jemison, 1,467 shares; and Mr. Palen, 489 shares. Mr. Fleming received a stock award upon joining the Board in April 2013 with a fair value on the date of grant of $95,000.
(3)	Mr. Fleming joined the Board in April 2013, and Mr. Palen retired from the Board as of February 2013.
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OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders of record on December 26, 2013 will be entitled to receive notice of and vote at the meeting. As of the record date, there were outstanding and entitled to be voted at the meeting 85,402,409 shares of common stock, each share being entitled to one vote.

Share Ownership of Certain Beneficial Owners

The following information concerning ownership of common stock of the Corporation is furnished as of the record date, unless otherwise indicated, with respect to all persons known by the Corporation to be the owner, of record or beneficially, of more than five percent of the outstanding common stock of the Corporation. Unless otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
C. Angus Wurtele 4900 IDS Center 80 South 8th Street Minneapolis, MN 55402	5,588,996[1]	6.5%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,273,573²	6.2%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,222,381[3]	6.1%

________________________

(1)	Shares reported on Schedule 13G as of February 8, 2013. Mr. Wurtele reports sole and dispositive power over 5,550,596 shares and shared voting and dispositive power over 38,400 shares. The 38,400 shares are owned by Mr. Wurtele’s wife.
(2)	Shares reported on Schedule 13G as of February 4, 2013. BlackRock, Inc. reports sole voting and dispositive power over 5,273,573 shares.
(3)	Shares reported on Schedule 13G as of February 7, 2013. The Vanguard Group reports sole voting power over 64,695 shares; sole dispositive power over 5,161,886 shares; and shared dispositive power over 60,495 shares.

Share Ownership of Management

The following table lists, as of December 26, 2013, the beneficial ownership of common stock for all directors, each of the named executives and all directors and executive officers as a group. Except as otherwise indicated, no director or executive officer individually owns as much as 1% of the total outstanding shares of common stock.

Name	Shares[1]		Name	Shares[1]
Jack J. Allen	6,658	[2]	Shane D. Fleming	2,239	[2]
Cynthia A. Arnold	36,049	[3]	Ian R. Friendly	34,426	[2,6]
John M. Ballbach	4,770	[2]	Janel S. Haugarth	32,588	[2]
Anthony L. Blaine	210,678	[3]	Gary E. Hendrickson	917,398	[3,5]
John S. Bode	58,770	[2]	Mae C. Jemison	13,749	[2]
William M. Cook	15,337	[2]	James L. Muehlbauer	9,531	[3]
Jeffrey H. Curler	132,612	[2]	Lori A. Walker	429,097	[3]
Rolf Engh	715,236	[3,4]
All directors and executive officers as a group				2,619,138	[2,3,4,5,6,7]

________________________

(1)	Except as otherwise indicated, each person possesses sole voting and investment power with respect to shares shown as beneficially owned.
(2)	Includes shares which may be acquired within 60 days by exercise of outstanding options under the Corporation’s Stock Option Plan for Non-Employee Directors, as follows: Mr. Allen, 0 shares; Mr. Ballbach, 0 shares; Mr. Bode, 43,200 shares; Mr. Cook, 0 shares; Mr. Curler, 62,500 shares; Mr. Fleming, 0 shares; Mr. Friendly, 17,750 shares; Ms. Haugarth, 12,600 shares; and Dr. Jemison, 0 shares.
(3)	Includes shares indirectly owned as of October 25, 2013 through The Valspar Savings and Retirement Plan, and over which each participant has sole voting power, as follows: Mr. Hendrickson, 11,531 shares; Mr. Muehlbauer, 0 shares; Ms. Walker, 7,730 shares; Mr. Engh, 52,839 shares; Mr. Blaine, 8,337 shares; Ms. Arnold, 997 shares; and executive officers as a group, 81,434 shares. Also includes the following numbers of shares which may be acquired within 60 days by exercise of outstanding options under the Corporation’s stock option plans, as follows: Mr. Hendrickson, 666,871 shares; Mr. Muehlbauer, 0 shares; Ms. Walker, 353,110 shares; Mr. Engh, 240,760 shares; Mr. Blaine, 172,490 shares; Ms. Arnold, 31,514 shares; and executive officers as a group, 1,464,745 shares.
(4)	Includes shares which are pledged as security, as follows: Mr. Engh, 316,264 shares.
(5)	Includes 11,595 shares, 6,835 shares and 7,328 shares held in trusts.
(6)	Includes 14,378 shares held in a trust.
(7)	Percentage of the outstanding shares of common stock beneficially owned by all directors and executive officers as a group, 3.1%.
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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires the Corporation’s directors, executive officers and beneficial owners of more than 10% of the common stock of the Corporation to file with the SEC certain reports regarding their ownership of common stock or any changes in such ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons that no Form 5’s were required for such persons, the Corporation believes that, during the year ended October 25, 2013, the reporting persons have complied with all filing requirements of Section 16(a) of the 1934 Act.

PROPOSAL 2

Advisory Vote to Approve Executive Compensation (“Say-on-Pay” vote)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act requires U.S. public corporations to hold an advisory (non-binding) vote on executive compensation. The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Corporation has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. We believe that our compensation policies and practices are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our stockholders. See “Executive and Director Compensation – Compensation Discussion and Analysis,” beginning on page 10 for additional information on our executive compensation programs.

Proposal

The Corporation is presenting this proposal, which gives you as a stockholder the opportunity to express your view on our executive compensation by voting for or against the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of The Valspar Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the Corporation’s 2014 Proxy Statement.”

Position of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THE ABOVE RESOLUTION AND THIS PROPOSAL.

Although Valspar reported record sales and earnings per share in fiscal 2013, the Corporation did not fully achieve its goals. Consistent with the Corporation’s pay for performance philosophy, bonuses and restricted stock awards were lower in 2013, and base salaries for named executives were not increased in fiscal 2013.

As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee of the Board of Directors believes that the executive compensation for fiscal 2013 is reasonable and appropriate, is justified by the performance of the Corporation and is the result of a carefully considered approach.

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In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the Compensation Discussion and Analysis beginning on page 10:

•	The Corporation has performed well against its peers by relevant industry measures.
•	Our Compensation Committee has designed the compensation packages for our named executives to depend on the achievement of objective performance goals that the Committee believes drive long-term shareholder value.
•	As disclosed under Compensation Risk Analysis on page 10, our pay practices do not encourage management to take excessive risk.
•	We recognize the need to fairly compensate and retain a senior management team that has produced excellent operating results over the past several years.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Corporation, the Compensation Committee or the Board of Directors. However, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements. Last year, more than 85% of the votes cast in the Corporation’s Say-on-Pay vote were cast in favor of approving the Corporation’s compensation for its named executive officers.

PROPOSAL 3

Re-approve Performance Measures Under
The Valspar Corporation 2009 Omnibus Equity Plan

At the meeting, you will be asked to re-approve the performance measures that apply to performance awards granted under The Valspar Corporation 2009 Omnibus Equity Plan. In order for such awards to qualify as performance based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), shareholders must re-approve the performance measures, which is required every five years. Shareholders are not being asked to approve any amendments to The Valspar Corporation 2009 Omnibus Equity Plan or to approve The Valspar Corporation 2009 Omnibus Equity Plan itself under this proposal, but are only asked to re-approve the performance measures included in the plan for compliance with Section 162(m) of the Code.

Reasons for Proposal

Shareholder re-approval of the performance measures is required for Valspar to fully deduct the amount or value of the performance awards, as permitted under Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the deduction available to public companies for compensation paid to its chief executive officer and certain other executive officers (these individuals are referred to as “covered employees”). This limitation does not apply, however, to “performance-based compensation” as defined under Section 162(m) of the Code.

Performance awards granted under The Valspar Corporation 2009 Omnibus Equity Plan (the “Omnibus Plan”) are intended to qualify as performance-based compensation that would be fully deductible under Section 162(m) of the Code. To qualify, the performance award must be subject to performance measures established by a committee or subcommittee comprised solely of two or more outside directors of Valspar (in our case, the Compensation Committee). In addition, the performance measures must be disclosed to and approved by the shareholders of Valspar. Further, subsequent to the original approval of the performance measures, the performance measures must be disclosed to and re-approved by the shareholders of Valspar no later than the first meeting of shareholders that occurs in the fifth year following the year in which shareholders previously approved the performance measures. The Omnibus Plan was originally approved by shareholders of Valspar at a meeting held on February 25, 2009. If shareholder approval of the performance measures is not obtained at the 2014 annual meeting of stockholders, performance awards granted under the Omnibus Plan subsequent to the annual meeting will be subject to the $1 million deduction limit, which would result in additional cost to Valspar to the extent amounts of compensation paid to covered employees are not deductible.

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For purposes of Section 162(m), the material terms that shareholders must approve include (i) the group of employees whose compensation would be subject to the performance measures; (ii) the business measurements on which each of the performance goals is based; and (iii) the maximum amounts payable to any executive officer under each performance award.

Eligible Participants

Officers of the Corporation, employees of the Corporation or a subsidiary, members of the Board, and consultants or other independent contractors who provide services to the Corporation or a subsidiary are eligible to receive incentives under the Omnibus Plan when designated by the committee.

Performance Measures under the Omnibus Plan

Performance goals applicable to a performance award will be established by the committee not more than 90 days after the beginning of the relevant performance period. The performance goals for performance awards that are intended to qualify as “performance based” compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following business criteria:

earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety.

Any of the above criteria may be used to measure the performance of the Corporation, a subsidiary and/or affiliate of the Corporation as a whole or any business unit of the Corporation, subsidiary, and/or such an affiliate or any combination thereof, as the committee may deem appropriate, or any of the above criteria as compared to the performance of a group of comparator companies, or published or special index that the committee, in its sole discretion, deems appropriate, or the committee may select criteria based on the Corporation’s share price as compared to various stock market indices. The committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m).

Maximum Awards Under Plan

In any one fiscal year, no person may receive awards under the Omnibus Plan that could result in that person receiving, earning or acquiring (a) stock options and SARs for, in the aggregate, more than 500,000 shares of common stock, (b) stock awards, restricted stock, restricted stock units and performance shares, in the aggregate, covering more than 250,000 shares of common stock or restricted stock units and (c) performance awards payable in cash (excluding restricted stock units) with a maximum amount payable exceeding $3,000,000. If dividend equivalents are payable with respect to restricted stock units, the dividend equivalents will be considered included in the award of restricted stock units for purposes of calculating the limitation.

The number of shares authorized under the Omnibus Plan and the limitations on awards in any fiscal year will be adjusted appropriately by the committee in the event of any change in the outstanding common stock of the Corporation by reason of a stock dividend, stock split, reverse stock split, combination of shares, spin-off, dividend (other than regular, quarterly cash dividends), recapitalization, merger or similar event, in order to reflect the change in the common stock and to provide participants with the same relative rights before and after such adjustment.

Position of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS RE-APPROVE PERFORMANCE MEASURES UNDER THE VALSPAR CORPORATION 2009 OMNIBUS EQUITY PLAN BY VOTING “FOR” PROPOSAL 3.

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Approve Performance Measures Under the Omnibus Plan

The Board is seeking stockholder approval of the categories of performance targets for awards to the Designated Executive Officers under The Valspar Corporation 2009 Omnibus Equity Plan. Approval of these categories is necessary to allow the awards to the Designated Executive Officers to comply with the requirements of Section 162(m) of the Code.

Vote Required

The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for approval of the categories of performance targets under The Valspar Corporation 2009 Omnibus Equity Plan.

Summary of the Omnibus Plan

The following is a summary of the material terms of the Omnibus Plan and is qualified in its entirety by reference to the Plan. A copy of the full text of the Omnibus Plan is available in print to any stockholder upon request to the Corporate Secretary, The Valspar Corporation, P. O. Box 1461, Minneapolis, MN 55440 and is also filed with the SEC.

Administration

Our Compensation Committee will administer the Omnibus Plan and will have complete authority to award incentives, to interpret the plan and to make any other determination which it believes necessary and advisable for the proper administration of the plan. The committee’s decisions on matters relating to the Omnibus Plan are final and conclusive on the Corporation and the participants.

The Corporation’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant the following awards under the Omnibus Plan in any fiscal year to employees of the Company who are not officers of the Company, as defined in Rule 16a-1(f) under the Exchange Act or any successor to such rule: (a) Stock Options, not to exceed 10,000 shares per individual or 50,000 shares in the aggregate, and (b) Restricted Stock Units to be settled in cash, not to exceed 5,000 restricted stock units per individual or 25,000 restricted stock units in the aggregate. Subject to these limitations, the Chief Executive Officer will determine from time to time (i) the employees to whom these grants will be made, (ii) the number of shares to be granted, and (iii) the terms and provisions of each stock option (which need not be identical).

Types of Awards and Terms and Conditions

The Omnibus Plan permits the granting of incentives in any one or a combination of the following forms:

•	non-qualified stock options which are not intended to qualify under Section 422 of the Internal Revenue Code (the “Code”);
•	SARs payable in shares of common stock;
•	restricted stock and restricted stock units;
•	performance awards of cash, stock or property; and
•	stock awards.

Payment of incentives may be in the form of cash, shares of common stock, or any combination as determined by the committee.

Stock Options.   The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the committee. The exercise price will be payable (a) in cash upon exercise of the stock option, payable by certified check or bank draft, or otherwise as determined by the committee; (b) to the extent permitted in the option agreement, by the delivery of shares of common stock in payment of all or any part of the exercise price, valued at the fair market value on the date the stock option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Corporation to withhold from the shares of common stock issuable upon exercise of the stock option shares of common stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, valued at fair market value.

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The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of that option.

Stock Appreciation Rights.   An SAR is a right to receive, without payment to the Corporation, the aggregate amount of appreciation in the number of shares of common stock covered by the SAR, payable in the form of shares of common stock. SARs vest and become exercisable in accordance with a vesting schedule established by the committee. The term of each SAR will be determined by the committee but shall not exceed ten years from the grant date. An SAR may be granted (a) with respect to any stock option either concurrently with the grant of such stock option or at such later time as determined by the committee or (b) alone, without reference to any related stock option.

The exercise price per share of any SAR may not be less than the fair market value of our common stock on the date of grant of that SAR.

Restricted Stock.   Restricted stock is common stock that is sold or transferred to a participant at a price, if any, determined by the committee and subject to restrictions and other terms and conditions established by the committee. The restrictions may include a prohibition against transfer of the shares, to lapse at such time or times as the committee determines, and a requirement that the holder forfeit (or resell back to the Corporation at his or her cost) all or a part of such shares in the event of termination of his or her employment or consulting engagement while the shares are subject to restrictions. A participant receiving restricted stock generally will have all the rights of a stockholder with respect to shares of stock during any period in which the shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote the shares. Dividends paid in cash or property other than common stock with respect to shares of restricted stock will be paid to the participant currently.

Restricted Stock Units.   A restricted stock unit is a right to receive one share of common stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the committee. Participants who receive restricted stock units will have no rights as stockholders with respect to such restricted stock units until the share certificates for common stock are issued to the participants. However, to the extent provided by the committee in the award agreement, quarterly during the applicable restricted period, the Corporation will pay to each such participant an amount equal to the sum of all dividends and other distributions paid by the Corporation on the equivalent number of shares of common stock. Except as otherwise determined by the committee, if the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock units will be forfeited.

Performance Awards.   A performance award is a right to either a number of shares of common stock, their cash equivalent, or a combination thereof, based on satisfaction of performance goals for a particular period. At or about the same time that performance goals are established for a specific period, the committee shall in its absolute discretion establish the percentage of the performance awards granted for such performance period which shall be earned by the participant for various levels of performance measured in relation to achievement of performance goals for such performance period.

Performance goals applicable to a performance award will be established by the committee not more than 90 days after the beginning of the relevant performance period. The performance goals for performance awards that are intended to qualify as “performance based” compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following business criteria: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety. Any of the above criteria may be used to measure the performance of the Corporation, a subsidiary and/or affiliate of the Corporation as a whole or any business unit of the Corporation, subsidiary, and/or such an affiliate or any combination thereof, as the committee may deem appropriate, or any of the above criteria as compared to the performance of a group of comparator companies, or published or special index that the committee, in its sole discretion, deems appropriate, or the committee may select criteria based on the Corporation’s share price as compared to various stock market indices. The committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m).

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The committee will determine the terms and conditions applicable to any performance award, which may include restrictions on the delivery of common stock payable in connection with the performance award, the requirement that the stock be delivered in the form of restricted stock, or other restrictions that could result in the future forfeiture of all or part of any stock earned. The committee will, as soon as practicable after the close of a performance period, determine the extent to which the performance goals for such performance period have been achieved; and the percentage of the performance awards earned as a result. Performance awards will not be earned for any participant who is not employed by the Corporation or a subsidiary continuously during the entire performance period for which such performance award was granted, except in certain events such as death, disability or retirement.

With the consent of the committee, a participant who has been granted a performance award may elect to defer receipt of all or any part of any distribution associated with that performance award pursuant to the terms of a deferred compensation plan of the Corporation, subject to compliance with Section 409A of the Code.

Stock Awards.   The committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the committee and the limitations in the Omnibus Plan.

Transferability of Awards

Unless otherwise provided by the committee, awards (other than stock awards) under the Omnibus Plan may only be transferred by will or by the laws of descent and distribution. The committee may permit limited transfers of awards to family members.

Effect of Retirement

In the event of a participant’s retirement, to the extent provided in the incentive agreement, (1) all outstanding restricted stock awards, stock options, SARs and restricted stock units previously granted to the participant will become 100% vested, (2) the participant will be entitled to exercise any outstanding stock options and SARs for the remainder of the original term of the stock option or SAR, provided that if the participant violates his or her applicable non-compete agreement, all of his or her unexercised stock options and SARs will terminate immediately and be forfeited to the Corporation and (3) the participant will become entitled to a distribution of any performance award based on actual achievement of the performance goals, except that for fiscal years after the fiscal year during which the retirement occurred, the committee will establish an assumed level of achievement. Retirement means termination of employment for any reason other than for cause after the participant has attained the age of 60 years (or age 55 if the participant has executed a three-year non-compete agreement).

Effect of Change in Control

In the event of a change in control, the committee or its successor will provide that the awards will accelerate and vest in full, and all stock options and SARs must be exercised within a specified period of time or they will terminate, and that all Performance Awards are deemed earned. The committee may, but is not obligated to, provide for an appropriate cash payment to each participant who holds a stock option or SAR that is terminated.

A change in control is defined in the Omnibus Plan to include the following events, all with certain important exceptions specified in the Omnibus Plan: (i) any individual, entity or group becomes the beneficial owner of 20% or more of the outstanding shares voting power of the Corporation; (ii) individuals who, as of the effective date of the plan, constitute the Board cease for any reason to constitute at least a majority of the Board; or (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries; or (iv) approval by the stockholders of a complete liquidation or dissolution of the Corporation.

Prohibition on Repricing Awards

Without the prior approval of the Corporation’s stockholders, no stock option or SAR under the Omnibus Plan will be repriced, replaced, or regranted through cancellation, the exercise price of a previously granted stock option or SAR will not be lowered, and no stock option or SAR whose fair market value is lower than its exercise price will be exchanged for cash or another award, except as adjustments are permitted under other provisions of the Omnibus Plan, such as the provisions providing for adjustment upon stock splits and similar events.

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Duration, Termination and Amendment

The Omnibus Plan became effective upon its approval by the Board, subject to approval by the Corporation’s stockholders. The Omnibus Plan will remain in effect until all incentives granted under the Omnibus Plan have either been satisfied by the issuance of shares or the payment of cash or have been terminated under the terms of the Omnibus Plan and all restrictions imposed on shares of common stock have lapsed. No incentives may be granted under the Omnibus Plan after the tenth anniversary of the date the Omnibus Plan is approved by stockholders.

The Board or committee may amend or discontinue the Omnibus Plan at any time. However, no such amendment or discontinuance may adversely change or impair an outstanding incentive, without the consent of the recipient. Further, no such amendment shall, without approval of the stockholders of the Corporation, (a) increase the maximum number of shares of common stock which may be issued to all participants under the Omnibus Plan, or (b) make any other change for which stockholder approval is required by law or under the applicable rules of the NYSE.

Federal Income Tax Consequences

Grant of Options and SARs.   The grant of a stock option or SAR is not expected to result in any taxable income for the participant.

Exercise of Options and SARs.   Upon exercising a non-qualified stock option, the holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. Upon the exercise of a SAR, the amount of any cash received by the participant and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.   The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held. Ordinarily, any gain realized upon a disposition will be treated as a capital gain, with the precise character of that gain (either short or long term) being determined by the length of time during which the holder has held the shares. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR.

Awards Other than Options and SARs.   As to other awards granted under the Omnibus Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.   Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the Omnibus Plan are “qualified performance based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Omnibus Plan.

Delivery of Shares for Tax Obligation.   Under the Omnibus Plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon any terms and conditions it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

Withholding.   The Corporation has the right to withhold from any payments made under the Omnibus Plan or to collect as a condition of payment, any taxes required by law to be withheld. The participant may satisfy this obligation in whole or in part by electing to have the Corporation withhold shares of common stock having a fair market value up to the minimum amount of withholding taxes required to be collected on the transaction.

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PROPOSAL 4

Appointment of Auditors

The Board of Directors has appointed Ernst & Young LLP to examine the Corporation’s consolidated financial statements for the fiscal year ending October 31, 2014. Ernst & Young LLP acted as the Corporation’s auditors for the fiscal year ended October 25, 2013. A representative of Ernst & Young LLP is expected to be present at the 2014 annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Auditor Fee Information

Audit Fees
Fees for audit services totaled $2,902,261 in 2013 and $2,928,966 in 2012, which includes fees associated with the annual financial statement audit, audit of internal controls over financial reporting, foreign statutory audits, the reviews of the Corporation’s quarterly reports on Form 10-Q and registration statements filed with the SEC.

Audit-Related Fees
Fees for audit-related services totaled $16,379 in 2013 and $16,379 in 2012. Audit-related services principally include accounting and reporting assistance, internal control and process reviews, as well as other audits required by contract or regulation.

Tax Fees
Fees for tax services, including tax compliance, tax advice and tax planning totaled $492,858 in 2013 and $1,000,618 in 2012.

All Other Fees
The Corporation did not incur fees except as indicated in the above categories.

Pre-Approval of Services by Independent Auditors

As permitted under applicable law, the Audit Committee may pre-approve from time to time certain types of services, including tax services, to be provided by the Independent Auditors. As provided in the Charter of the Audit Committee, and in order to maintain control and oversight over the services provided by the Independent Auditors, it is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided by the Independent Auditors and not to engage the Independent Auditors to provide any non-audit services prohibited by law or regulation. For administrative convenience, the Audit Committee may delegate pre-approval authority to the Audit Committee Chair, but any decision by the Committee Chair on pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to accounting, reporting practices and the quality and integrity of the financial reports and other publicly disseminated financial information of the Corporation. In this context, the Audit Committee has met with management (including the Chief Executive Officer, Chief Financial Officer, General Counsel, Controller and Director of Internal Audit) and Ernst & Young LLP, the Corporation’s independent registered public accounting firm (“Independent Auditors”).

The Audit Committee held meetings with the Corporation’s internal auditors and Independent Auditors, both in the presence of management and privately, to discuss the overall scope and plans for their respective audits, the results of their examinations, the evaluations of the Corporation’s internal controls, the overall quality of the Corporation’s financial reports, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Independent Auditors. The Audit Committee also discussed with the Independent Auditors the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T, as well as rules of the SEC and other applicable regulations.

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With respect to independence, the Audit Committee has received the written disclosures from the Independent Auditors required under Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence) and has discussed with the Independent Auditors the independent auditors’ independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, (i) the selection of the Independent Auditors for the 2014 fiscal year and (ii) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended October 25, 2013 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE CORPORATION’S BOARD OF DIRECTORS

Jack J. Allen	John S. Bode, Chair
John M. Ballbach	William M. Cook

ADDITIONAL INFORMATION

Other Business

Management is not aware of any matters to be presented for action at the meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

2015 Stockholder Proposals

If you would like to submit a proposal for us to include in the proxy statement for our 2015 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934 and the advance notice provisions of our Bylaws. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by September 19, 2014. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

If you would like to recommend a person for consideration as a nominee for election as a director at our 2015 annual meeting, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than October 22, 2014, and no later than November 21, 2014. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this Proxy Statement under the heading “Corporate Governance – Director Nomination Process” on page 7.

If you would like to present a proposal at our 2015 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than October 22, 2014, and no later than November 21, 2014.

If the presiding officer at the 2015 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Bylaws, the proposal or nomination will be ruled out of order and not acted upon.

The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

Ability of Stockholders and Other Interested Parties to Communicate with the Corporation’s Board of Directors

The Corporation’s Board of Directors has established several means for stockholders and other interested parties to communicate with the Corporation’s Board of Directors. Concerns regarding the Corporation’s financial statements, accounting practices or internal controls should be submitted in writing to the Chairman of the Audit Committee in care of the Corporate Secretary at the Corporation’s headquarters address. If the concern relates to the Corporation’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Governance Committee in care of the Corporate Secretary at the Corporation’s headquarters address. Concerns regarding the Corporation’s executive

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compensation should be submitted in writing to the Chairman of the Compensation Committee in care of the Corporate Secretary at the Corporation’s headquarters address. If a stockholder or other interested parties are unsure as to which category the concern relates, the concern may be communicated to any one of the independent directors in care of the Corporate Secretary at the Corporation’s headquarters address. All communications will be sent to the applicable director(s).

The Corporation schedules its Annual Meeting of Stockholders concurrent with a regularly scheduled Board of Directors meeting and expects its directors to attend the Corporation’s Annual Meeting of Stockholders. All directors attended last year’s Annual Meeting of Stockholders.

By Order of the Board of Directors,

ROLF ENGH,
Secretary

Minneapolis, Minnesota
January 17, 2014

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE

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THE VALSPAR CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 18, 2014.

Vote by Internet

• Go to www.envisionreports.com/VAL

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	To elect three directors (Class I) for a term of three years:	+
Nominees:	For	Withhold		For	Withhold		For	Withhold
01 - John M. Ballbach	☐	☐	02 - Ian R. Friendly	☐	☐	03 - Janel S. Haugarth	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To cast an advisory vote to approve the Corporation’s executive compensation (“Say-on-Pay” vote):	☐	☐	☐	3.	To re-approve performance measures under the Corporation’s 2009 Omnibus Equity Plan.	☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Corporation:	☐	☐	☐	The undersigned authorizes the Proxies to vote in their discretion upon such other business as may properly come before the meeting.

B	Non-Voting Items
Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X	+

01QVTA

THE VALSPAR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday February 19, 2014

11:00 AM

CORPORATE HEADQUARTERS

901 - 3rd Avenue South

Minneapolis, MN 55402

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders.

The Notice and Proxy Statement and the Annual Report are available at:

www.edocumentview.com/VAL

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — THE VALSPAR CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JEFFREY H. CURLER and GARY E. HENDRICKSON, and each of them, as proxies with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Stockholders of The Valspar Corporation to be held on Wednesday, February 19, 2014 at 11:00 A.M., at The Valspar Corporation, 901-3rd Avenue South, Minneapolis, Minnesota 55402, and at any adjournments thereof, on any matter properly coming before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.

(Continued and to be marked, dated and signed, on the other side)